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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Louisiana-Pacific Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LOUISIANA-PACIFIC CORPORATION 414 Union Street, Suite 2000 Nashville, Tennessee 37219 (615) 986-5600	Proxy Statement and Notice to Stockholders of Annual Meeting May 1, 2008

March 17, 2008

Dear Stockholder:

        On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Louisiana-Pacific Corporation. The meeting will be held on Thursday, May 1, 2008, at 1 p.m. at The Hermitage Hotel, 231 Sixth Avenue North, Nashville, Tennessee. We look forward to personally greeting those stockholders able to be present.

        At this year's meeting, you will be asked to vote on the election of two directors and ratification of the selection of LP's outside independent auditor. Your Board of Directors unanimously recommends a vote for each of these proposals. Action will also be taken on any other matters that are properly presented at the meeting.

        Regardless of the number of shares you own, it is important that they be represented and voted at the meeting whether or not you plan to attend. Accordingly, you are encouraged to vote as soon as possible according to the instructions in the notice you received by mail or in the proxy statement.

        The accompanying proxy statement contains important information about the annual meeting and your corporation. On behalf of the Board of Directors, thank you for your continued interest and support.

Sincerely,

Richard W. Frost
 Chief Executive Officer

LP is a trademark of Louisiana-Pacific Corporation.

LOUISIANA-PACIFIC CORPORATION
414 Union Street, Suite 2000
Nashville, Tennessee 37219
(615) 986-5600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 1, 2008

        The 2008 Annual Meeting of Stockholders of Louisiana-Pacific Corporation ("LP") will be held at The Hermitage Hotel, 231 Sixth Avenue North, Nashville, Tennessee, on Thursday, May 1, 2008, at 1 p.m. local time, to consider and vote upon the following matters:

  1.
  Election of two Class II directors.

  2.
  Ratification of the selection of Deloitte & Touche LLP as LP's independent auditor for 2008.

        Only stockholders of record at the close of business on March 3, 2008, are entitled to notice of and to vote at the meeting.

        In accordance with the General Corporation Law of the State of Delaware, a complete list of the holders of record of LP's Common Stock entitled to vote at the meeting will be open to examination, during ordinary business hours, at LP's headquarters located at 414 Union Street, Suite 2000, Nashville, Tennessee 37219, for the ten days preceding the meeting, by any LP stockholder for any purpose germane to the meeting.

        Admission to the meeting will be by ticket only. The notice you received in the mail regarding the meeting will serve as your admission ticket. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you wish to attend the meeting, you may also obtain an admission ticket by presenting proof of share ownership, such as a bank or brokerage account statement, at the meeting entrance.

ANTON C. KIRCHHOF Secretary

Nashville, Tennessee
March 17, 2008

Whether or not you expect to attend the meeting, please vote as soon as possible according to the instructions in the notice you received by mail, or, if you requested a paper copy of the proxy statement, on your enclosed proxy card. If you attend the meeting, you may withdraw your proxy and vote in person.

TABLE OF CONTENTS

        On written request, LP will provide, without charge, a copy of its Form 10-K Annual Report for 2007 filed with the Securities and Exchange Commission (including the financial statements and a list briefly describing the exhibits thereto) to any record holder or beneficial owner of LP's Common Stock on March 3, 2008, the record date for the 2008 Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. The reports will be available for mailing in late March 2008. Requests should be sent to: Corporate Affairs, Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219.

i

PROXY STATEMENT

        Louisiana-Pacific Corporation, a Delaware corporation ("LP"), is soliciting proxies on behalf of its Board of Directors to be voted at the 2008 Annual Meeting of Stockholders (including any adjournment of the meeting). This proxy statement and the accompanying proxy card are being distributed to stockholders beginning on approximately March 17, 2008.

VOTING PROCEDURE

        As allowed by rules and regulations recently adopted by the Securities and Exchange Commission, we are providing access to this proxy statement by Internet. You will not receive a paper copy of this proxy statement by mail unless you request it. Instead, you were sent a notice (the "Notice") providing instructions on how to view this proxy statement and vote your proxy by Internet.

        If you requested a paper copy of this proxy statement, a proxy card is enclosed for your use. To vote by mail, please sign, date, and return the proxy card promptly. For your convenience, a return envelope is enclosed, which requires no postage if mailed in the United States. You may indicate your voting instructions on the proxy card in the spaces provided. Properly completed proxies will be voted as instructed. If you return a proxy without indicating voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors for Items 1 and 2 listed in the Notice of Annual Meeting of Stockholders.

        If you vote your proxy prior to the meeting, you may revoke it (1) by filing either a written notice of revocation or a properly signed proxy bearing a later date with the Secretary of LP at any time before the meeting, (2) by voting in person at the annual meeting, or (3) by following the instructions in the Notice.

        If shares are held for your account in the Automatic Dividend Reinvestment Plan administered by Computershare Trust Company, N.A., all your shares held in the plan will be voted in the same manner as shares you vote by proxy. If you do not vote by proxy, the shares held for your account in the plan will not be voted.

        Only stockholders of record at the close of business on March 3, 2008, are entitled to receive notice of the annual meeting and to vote at the meeting. At the record date, there were 103,278,457 shares of common stock, $1 par value ("Common Stock"), outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon. A majority of the outstanding shares of Common Stock represented at the meeting will constitute a quorum. Additional information concerning holders of outstanding Common Stock may be found under the heading "Holders of Common Stock" below.

        The Board of Directors has adopted a confidential voting policy which provides that the voting instructions of stockholders are not to be disclosed to LP except (a) in the case of communications intended for management, (b) in the event of certain contested matters, or (c) as required by law. Votes will be tabulated by independent tabulators and summaries of the tabulation will be provided to management.

ITEM 1—ELECTION OF DIRECTORS

Nominees

        The two nominees listed below for the Class II director positions to be voted on at the meeting are currently members of the Board of Directors. The term of office for the positions to be voted on will expire at the Annual Meeting of Stockholders in 2011. In light of Paul W. Hansen's resignation from the Board of Directors effective July 1, 2007, the Board of Directors has adopted resolutions decreasing the number of Class II directors from three to two and amending LP's bylaws to decrease the total number of directors from nine to eight.

        The Board of Directors has determined that each of the nominees named below has no material relationship with LP, either directly or as a partner, shareholder, officer or director of an organization that has a relationship with LP, and is not disqualified from being independent under the listing standards adopted by the New York Stock Exchange (the "NYSE") and approved by the Securities and Exchange Commission (the "SEC"). In making this determination, the Board of Directors considered a transaction between LP and an affiliate of Integrated Environmental Technologies LLC, of which E. Gary Cook is chairman, and concluded that it is not material to his service as a director. The transaction involved the 2005 sale of real property owned by LP near Red Bluff, California, in exchange for a $45,000 cash payment and an agreement to deliver a total of $750,000 in utility savings costs over a five-year period from power generated by a medical waste treatment facility proposed to be built and operated on the site. The Board of Directors also considered transactions between LP and IKON Office Solutions, Inc., of which Kurt M. Landgraf is a director, and concluded that those transactions were not material to his service as a director. The transactions included purchases of supplies by LP, leases of office equipment by LP, and outsourcing by LP of administrative office services.

E. Gary Cook	Nominee for Term Expiring 2011

        E. Gary Cook, age 63, became a director of LP in 2000 and was appointed Chairman of the Board of Directors on November 1, 2004. Mr. Cook was Chairman, President and Chief Executive Officer of Witco Corporation, a global specialty chemicals company, until his retirement in 1999. Until 1996, he was President, Chief Operating Officer, and a director of Albemarle Corporation, a global specialty chemicals company spun off from Ethyl Corporation in 1994, where Mr. Cook had been a Senior Vice President and director since 1992.

Kurt M. Landgraf	Nominee for Term Expiring 2011

        Kurt M. Landgraf, age 61, became a director of LP in 2005. Mr. Landgraf has been President and Chief Executive Officer of Educational Testing Service, a private, nonprofit educational testing and measurement organization based in Princeton, New Jersey, since August 2000. Prior to that, he was Executive Vice President and Chief Operating Officer of E.I. du Pont de Nemours and Company, a science and technology company based in Wilmington, Delaware. Mr. Landgraf is also a director of IKON Office Solutions, Inc., a provider of integrated document management systems and solutions, and Corning, Inc., a technology manufacturing company.

        Your shares represented by a properly completed and returned proxy card will be voted FOR the election of the two nominees named above unless authority to vote is withheld. If any nominee becomes unavailable to serve (which is not anticipated), your proxy will be voted for a substitute nominee designated by the Board of Directors.

        The two nominees receiving the highest total number of votes will be elected. Shares not voted for the election of directors, whether because authority to vote is withheld, because the record holder fails to return a proxy, because the broker holding the shares expressly does not vote on such issue or otherwise, will not count in determining the total number of votes for each nominee.

Continuing Directors

        The current members of the Board of Directors whose terms of office will continue beyond the 2008 Annual Meeting of Stockholders are listed below. The Board of Directors has determined that each continuing director named below, other than Richard W. Frost, has no material relationship with LP either directly or as a partner, shareholder, officer or director of an organization that has a relationship with LP, and is not disqualified from being independent under the NYSE's listing standards.

        In making this determination, the Board of Directors considered the purchases of goods and services by LP from Union Pacific Corporation, of which Archie W. Dunham is a director. The Board of Directors determined that purchases of transportation and related services from Union Pacific Corporation represented ordinary, arm's length, commercial transactions required in LP's business operations.

Archie W. Dunham	Current Term Expires 2009

        Archie W. Dunham, age 69, became a director of LP in 1996. Until September 30, 2004, he was Chairman of the Board and a director of ConocoPhillips, an international, integrated energy company. He served in various senior executive positions with Conoco Inc., including most recently as Chairman, President and Chief Executive Officer, for more than five years prior to its merger with Phillips Petroleum Company in 2002. Mr. Dunham is currently a director of Pride International, Inc., and Union Pacific Corporation.

Daniel K. Frierson	Current Term Expires 2009

        Daniel K. Frierson, age 66, became a director of LP in 2003. Mr. Frierson has been Chairman and Chief Executive Officer of The Dixie Group, Inc., a manufacturer and distributor of high-end carpet and rugs headquartered in Chattanooga, Tennessee, for more than 15 years. He is also a director of Astec Industries, Inc.

Richard W. Frost	Current Term Expires 2009

        Richard W. Frost, age 56, has been a director and Chief Executive Officer of LP since November 1, 2004. He previously was LP's Executive Vice President, Commodity Products, Procurement and Engineering since March 2003, Executive Vice President, OSB, Procurement and Engineering from May 2002 through February 2003, and Vice President, Timberlands and Procurement from 1996 to April 2002. Mr. Frost is also a director of Tractor Supply Company, an operator of retail farm and ranch stores.

Lizanne C. Gottung	Current Term Expires 2010

        Lizanne C. Gottung, age 51, became a director of LP on November 3, 2006. Ms. Gottung has been Senior Vice President and Chief Human Resources Officer of Kimberly-Clark Corporation since 2002. She has held a variety of human resources, manufacturing and operational roles of increasing responsibility with Kimberly-Clark over the past 25 years, including Vice President of Human Resources from 2001 to 2002.

Dustan E. McCoy	Current Term Expires 2010

        Dustan E. McCoy, age 58, became a director of LP in 2002. Mr. McCoy has been Chairman and Chief Executive Officer and a director of Brunswick Corporation, a recreation products company headquartered in Lake Forest, Illinois, since December 2005. He joined Brunswick Corporation in September 1999 as its Vice President, General Counsel and Corporate Secretary and became President of its Brunswick Boat Group in 2000, which position he held until December 2005. He was previously Executive Vice President of Witco Corporation, a global specialty chemicals company headquartered in Greenwich, Connecticut, from January to September 1999 and was Witco's Senior Vice President, General Counsel and Corporate Secretary from July 1996 until December 1998. Mr. McCoy is also a director of Freeport—McMoran Copper & Gold Inc.

Colin D. Watson	Current Term Expires 2010

        Colin D. Watson, age 66, became a director of LP in 2000. Mr. Watson was President and Chief Executive Officer of Vector Aerospace Corporation, a company providing aviation overhaul and repair services with executive offices in Toronto, Ontario, Canada, from November 2003 through December 2004. Previously, he was Vice Chairman of the Board of Spar Aerospace Limited, an aviation services company with headquarters in Toronto, Ontario, Canada, from December 1999 until his retirement from the Spar Aerospace board in January 2002. He also served as Chief Executive Officer of Spar Aerospace from December 1999 to December 2000, and President and Chief Executive Officer from 1996 to November 1999. From 1979 to 1996, Mr. Watson was President and Chief Executive Officer of Rogers Cable TV, Ltd. Mr. Watson is also a director of Rogers Communications Inc., a diversified Canadian communications and media company, and Rhapsody Acquisition Corp., a blank check company formed for the purpose of effecting a business combination with an operating business. Rhapsody Acquisition Corp. recently announced a proposed merger with Primoris Corporation, a diversified engineering and construction company.

Corporate Governance

        Strong corporate leadership of the highest ethics and integrity has long been a major focus of LP's Board of Directors and management. The key tenets of LP's corporate governance principles include the following:

  •
  A majority of the directors and all members of the Finance and Audit, Compensation, and Nominating and Corporate Governance Committees must be independent. To be considered independent under the corporate governance principles, a director must meet applicable NYSE and SEC standards and additional requirements. The additional requirements are that the director: (1) is free of any relationship that may interfere with the exercise of his or her independent judgment as a director, and (2) has not been an officer or employee of LP (including its subsidiaries or affiliates) at any time in the past five years. The Board has determined that all current directors other than Mr. Frost are independent under these standards. The only Board committees on which Mr. Frost serves are the Executive Committee and the Environmental and Compliance Committee. LP's independence standards are available on its website together with the rest of the corporate governance standards, as summarized below.

  •
  The outside (non-management) directors meet in executive session without management present at the time of each quarterly Board meeting. At such time as any of the outside directors is not also independent, at least one executive session each calendar year will include only the independent directors. Executive sessions are presided over by an outside director designated from time to time by a majority of independent directors. The Chairman of the Board has been designated to preside as long as he continues to be an independent director.

  •
  Following any material change in employment or business association, a director must tender his or her resignation for consideration by the Board, which may choose not to accept it.

  •
  Directors must retire as of the date of the next annual meeting of stockholders after attaining age 70.

  •
  Directors will be provided with orientation and continuing education opportunities relating to performance of their duties as directors.

  •
  The composition, structure, purpose, responsibilities and duties of each of the standing Board committees other than the Executive Committee are set forth in written charters approved from time to time by the Board.

  •
  The Board and Board committees have authority to engage outside advisors who are independent of management to provide expert advice to the directors.

  •
  The Nominating and Corporate Governance Committee oversees annual evaluations of the effectiveness of the Board and operations of Board committees, and communicates the results of these evaluations to the full Board.

  •
  LP has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees and a separate Code of Ethics for Senior Financial Officers, including the Chief Executive Officer, which relates to conflicts of interest and full, fair and accurate financial reporting. The Code of Business Conduct and Ethics addresses, among other matters, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, legal and regulatory compliance, and reporting of illegal or unethical behavior. Waivers of either code with respect to directors and executive officers may be made only by the Board or a Board committee to which this responsibility is delegated, and will be promptly disclosed to LP's stockholders by posting on LP's website at www.lpcorp.com.

  •
  LP's Chief Executive Officer is responsible for maintaining a succession planning process with respect to top management positions and to report to the Board annually regarding specific assessments and recommendations.

  •
  The Board has adopted stock ownership guidelines for both outside directors and executive officers. The guidelines specify target amounts of share ownership by certain compliance dates. For outside directors, the target amount is a number of shares equal in value to five times the regular annual retainer for directors and, for directors elected prior to 2006, the initial compliance date is the date of LP's first regular board meeting in 2011. Directors who are first elected in 2006 or later have at least five years to comply. The requirements under the guidelines for executive officers are discussed under the heading "Executive Compensation—Discussion and Analysis of LP's Executive Compensation Program—Executive Stock Ownership Guidelines" on page 27.

        Current copies of LP's corporate governance principles, Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers are available on LP's website at www.lpcorp.com by clicking on "About LP," then "Investor Relations," then "Corporate Governance." Any amendments to LP's Code of Ethics for Senior Financial Officers will also be posted at www.lpcorp.com. Copies of any of these documents may also be obtained free of charge by writing to Corporate Affairs, Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219.

Board and Committee Meetings

        The Board of Directors held four regular quarterly meetings and two additional meetings in 2007. During 2007, each director attended at least 75% of the total number of the meetings of the Board and the meetings held by each committee of the Board on which he or she served during his or her tenure on the Board or such committee. LP does not have a policy regarding attendance by directors at the annual meeting of stockholders. In 2007, seven of nine directors attended the annual meeting.

        The Board's committees and membership on each committee as of March 17, 2008, are set forth in the table below. Except as otherwise noted, each committee member also served as shown in the table throughout 2007. Each committee shown below other than the Executive Committee has a written charter delineating its membership, duties and functions. Copies of the charters are available on LP's website as described above under "Corporate Governance" and may also be obtained by writing to the address listed above.

Name of Director	Finance and Audit	Compensation	Nominating and Corporate Governance	Environmental and Compliance	Executive
E. Gary Cook	X		X*		X*
Archie W. Dunham	X*	X			X
Daniel K. Frierson			X	X
Richard W. Frost				X	X
Lizanne C. Gottung		X(1)		X(1)
Kurt M. Landgraf	X	(2)	X(1)
Dustan E. McCoy		X		X*
Colin D. Watson	X	X*

X = Committee member; * = Chairman

(1)
Beginning February 2, 2007.

(2)
Mr. Landgraf was a member of the Compensation Committee from August 6, 2005 through February 1, 2007.

Finance and Audit Committee

        The Finance and Audit Committee (the "Audit Committee") held 12 meetings during 2007. Four of these meetings included education and training sessions on financial, accounting and disclosure issues currently applicable to LP, two of which sessions were conducted by the independent auditor. In order to effectively perform its oversight responsibilities and duties, the Audit Committee holds separate sessions from time to time with LP's management, internal auditors, and outside auditor.

        The Audit Committee has sole authority and responsibility to select (subject to stockholder ratification as described below under "Item 2—Ratification of Selection of Independent Auditor"), retain, oversee, and replace LP's independent auditor and to approve their compensation. The Audit Committee is responsible for pre-approving all audit services and legally-permitted non-audit services. The Audit Committee reviews the annual audit plan of the independent auditor and performs an annual evaluation of the auditor's qualifications, performance and independence. The Audit Committee also reviews reports by the auditor regarding discussions with management relating to critical accounting policies, alternative treatments of financial information under generally accepted accounting principles, and other significant accounting issues, the results of the audits and the quarterly and annual financial statements, the opinion to be rendered by the auditor in connection with LP's audited financial statements, and its attestation and report on management's internal control report. The Audit Committee meets with the auditor to discuss any audit problems or difficulties and management's responses. The Audit Committee is responsible for reviewing and discussing with the auditor all matters that are required to be reviewed and discussed with the auditor under applicable legal, regulatory and corporate governance rules.

        The Audit Committee also oversees LP's internal audit function and internal control systems, including reviewing LP's internal audit plans, the scope, coverage and objectivity of the internal audits performed, the adequacy and effectiveness of LP's internal legal compliance programs, disclosure controls and procedures and internal controls over financial reporting, and its guidelines, policies and programs with respect to risk assessment and risk management.

        With respect to financial and financial reporting matters, the Audit Committee makes recommendations as appropriate to the Board of Directors regarding capital structure issues, dividend policy, treasury stock purchases, acquisitions and divestitures, external financing, complex financial transactions, and investment and debt policies. The Audit Committee also reviews and discusses with management the status and potential financial implications of significant legal and tax matters, major issues regarding accounting principles, significant financial reporting issues, the effect of regulatory and accounting initiatives and off-balance sheet structures on LP's financial statements, the financial results to be included in LP's reports filed with the SEC, and LP's earnings press releases and other information provided to the public.

        The Audit Committee is also responsible for reviewing transactions between LP and certain related persons as described under the heading "Related Person Transactions" on page 43. The Audit Committee conducts an annual self-evaluation of its performance and satisfaction of its responsibilities under its charter and various regulatory requirements.

Audit Committee Financial Experts

        The Board of Directors has determined that each member of the Audit Committee, Messrs. Cook, Dunham, Landgraf, and Watson, is financially literate, as that term is used in the NYSE's listing standards, and an "audit committee financial expert," as defined in the SEC's rules and regulations. The Board of Directors has also determined that each member of the Audit Committee meets the independence requirements for audit committee membership mandated by the Sarbanes-Oxley Act of 2002 and incorporated into the NYSE's listing standards.

Compensation Committee

        The Compensation Committee exercises the authority of the Board of Directors with respect to the compensation of LP's executive officers, including salaries, bonuses, fringe benefits, incentive compensation, equity-based compensation, deferred compensation, retirement benefits, and severance pay and benefits. It is responsible for administering LP's 1997 Incentive Stock Award Plan (the "Stock Award Plan"), as well as its Annual Cash Incentive Award Plan (the "Cash Incentive Plan") with respect to awards to LP's executive officers. In addition, the Compensation Committee administers LP's other compensation and benefit plans covering officers and employees to the extent authorized under the terms of the plan or by action of the Board of Directors, including the participation in each plan by LP's executive officers. It is also responsible for making recommendations to the Board of Directors as to existing and proposed compensation and benefit plans. The Compensation Committee conducts an annual self-evaluation of its performance and satisfaction of its responsibilities under its charter and various regulatory requirements. The Compensation Committee held five meetings during 2007.

        In order to ensure compliance with special rules affecting the deductibility of executive compensation under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and the short-swing profit liability provisions of the federal securities laws, certain compensation decisions with respect to LP's executive officers are made by a special subcommittee of the Compensation Committee. Presently, each member of the Compensation Committee is also a member of the subcommittee. The subcommittee is responsible for decisions relating to (1) performance goals associated with performance-based compensation, including under the Cash Incentive Plan, and (2) criteria for the granting of stock-based awards under the Stock Award Plan. The subcommittee must always have at least two members.

        Under its charter, the Compensation Committee has the authority in its sole discretion to retain the services of outside consultants to assist it in making decisions regarding executive compensation and other compensation matters for which it is responsible. The Compensation Committee also has sole authority to terminate its consultants and to approve the fees and other terms of their engagement. The Compensation Committee has retained the firm of Frederic W. Cook & Co., Inc. ("Frederic Cook") as the committee's compensation consultant.

        Following extensive discussion of the benefits and disadvantages of permitting LP to also seek advice from Frederic Cook, the Compensation Committee concluded that the additional costs and inefficiencies of retaining two consultants outweighed the benefits of having separate advisors, as long as adequate steps were taken to ensure the independence of the committee's consultant. Accordingly, the Compensation Committee approved a list of measures intended to ensure Frederic Cook's independence, including that the consultant will report to the committee and have unrestricted access to the Chairman, the consultant will attend executive sessions with the committee, any services requested of the consultant by management are subject to prior approval by the Chairman, and the Chairman will receive a copy of all invoices sent to LP by the consultant. The Compensation Committee also specifically authorized Frederic Cook to provide advice to LP's management regarding the design of the Cash Incentive Plan and Stock Award Plan.

        A managing director of Frederic Cook generally participates in each of the Compensation Committee's meetings, including executive sessions. Frederic Cook provides advice to the committee regarding individual performance objectives for target awards to certain executive officers under the Cash Incentive Plan, the composition of the peer group and benchmarks for purposes of analyzing LP's competitive position with respect to executive compensation, market survey data supporting compensation packages for new executive officer positions, and the effect of recent rules approved by the SEC on LP's disclosures regarding the committee and executive compensation in LP's proxy statements.

        Members of LP's management, including its Chief Financial Officer, Vice President, Human Resources, and Corporate Secretary, generally attend each Compensation Committee meeting. However, no LP officers or employees attend the executive sessions held by the committee in conjunction with each of its regular quarterly meetings, and LP executive officers are excused during committee discussions and determinations regarding their individual compensation.

        In connection with its review and approval of various elements of LP's executive compensation program, the Compensation Committee reviews and analyzes appropriate information prepared by the committee's outside consultant and LP's management, including compensation benchmark data compiled by Frederic Cook, quarterly reports provided by management regarding stock transactions and ownership levels of LP's executive officers, descriptions of perquisites provided to executive officers, and profiles for each executive officer showing a breakdown of key components of executive compensation and total amounts paid or accrued by LP.

        Members of LP's management, including its Chief Executive Officer, Chief Financial Officer, and Vice President, Human Resources, made recommendations to the Compensation Committee concerning various elements of LP's compensation program during 2007, including elements of the program that apply to executive officers. Such recommendations related to base salary levels for LP's executive officers and target bonus amounts under the Cash Incentive Plan, the allocation between corporate performance goals and individual performance goals for the target bonuses, identification and calculation of the corporate performance goal, and establishment of individual performance goals for each executive officer. Those members of management also made recommendations regarding the terms, size, and value of proposed grants of restricted stock and stock-settled stock appreciation rights ("SSARs") under the Stock Award Plan. LP's Chief Executive Officer assisted in evaluating the performance of executive officers other than himself, as described under the heading "Base Salaries" on page 21. LP's Chief Financial Officer and Vice President, Human Resources, made recommendations regarding new Change of Control Employment Agreements for executive officers, as described under the heading "Executive Change of Control Agreements" on page 26.

        The Compensation Committee delegated to each of LP's officers with a title of Vice President or above the authority to approve grants during 2007 of SSARs under the Stock Award Plan to newly-hired or promoted employees who were not executive officers of LP. Such awards were limited to not more than 15,000 SSARs per individual employee and up to 300,000 SSARs in total. The Compensation Committee made a similar delegation, for employee retention purposes, with respect to grants of incentive shares (restricted stock units) during the period November 1, 2007 through 2008, to certain employees, not to exceed 157,500 shares in total or 4,500 shares to any individual employee.

        The Nominating and Corporate Governance Committee of the Board of Directors is responsible for making recommendations to the Board regarding all elements of compensation paid to LP's outside directors. See "Nominating and Corporate Governance Committee" below.

Environmental and Compliance Committee

        The Environmental and Compliance Committee, which met four times during 2007, is responsible for reviewing the effectiveness of LP's environmental management systems and compliance programs, product quality management systems, other legal compliance programs, and compliance audit work performed by LP's internal audit group. The Environmental and Compliance Committee conducts an annual self-evaluation of its performance and satisfaction of its responsibilities under its charter.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee (the "Nominating Committee") is authorized to establish procedures for selecting and evaluating potential nominees for director and to recommend to the Board of Directors qualifications for membership on the Board, including standards of independence for outside directors. The Nominating Committee also considers and makes recommendations to the Board regarding the size and composition of the Board of Directors and Board committees, the selection of candidates for director, and the compensation of directors, including annual retainers, meeting fees, deferred compensation, stock grants and options, and pension or retirement plans. It develops and recommends for consideration by the Board principles, guidelines, and procedures for other matters of corporate governance that may arise. The Nominating Committee periodically reviews LP's Code of Business Conduct and Ethics, which covers directors, officers and employees and addresses conflicts of interest, reporting of illegal or unethical behavior and related issues, and makes any recommendations to the Board for changes as it deems appropriate. It also oversees annual evaluations of the effectiveness of the Board of Directors, of the operations of Board committees (including itself), and of the contributions of individual directors, and makes recommendations to the Board regarding the process under which the outside directors annually evaluate the performance of LP's Chief Executive Officer and senior management. The Nominating Committee met four times during 2007.

        Compensation for outside directors, including annual retainers, meeting fees, and automatic annual grants of stock options and restricted stock, are described below under "Director Compensation for 2007" on page 42. The Nominating Committee may request advice from Frederic Cook, the independent compensation consultant retained by the Compensation Committee, regarding the types and amount of compensation provided to LP's outside directors. In late 2007, the Nominating

Committee reviewed information provided by Frederic Cook and determined not to recommend any changes in LP's compensation program for outside directors for 2008, other than changing the timing of equity grants from the anniversary dates of individual directors to uniform annual grant dates for all directors.

Consideration of Director Nominees

        The Nominating Committee, with input from the full Board, determines the desired skills, qualifications, and attributes of potential director candidates for each particular vacancy required to be filled. LP's corporate governance principles approved by the Nominating Committee and adopted by the Board provide that directors must be persons of integrity, with significant accomplishments and recognized business stature, who will bring a diversity of perspectives to the Board. They must also be able to commit the necessary time to prepare for and attend all regularly scheduled meetings of the Board and committees on which they serve, except where there are unavoidable business or personal conflicts. One or more directors should have significant experience in the types of industry and business in which LP operates. The Nominating Committee uses the results of annual evaluations of the Board and Board committees in evaluating the skills and attributes desired in new director candidates. When a director states his or her intention to retire from the Board, the Nominating Committee also considers whether similar skills and qualifications should be sought in a replacement candidate. The Nominating Committee believes it to be desirable for all new outside directors (as is true of all current outside directors) to qualify as independent under the NYSE's listing standards. Experience in some capacity with publicly traded companies is also a desirable attribute. Additionally, the corporate governance principles recognize that LP's Chief Executive Officer will normally be a director and that other senior officers may be elected to the Board in appropriate circumstances as long as a majority of directors are independent as determined by the Board of Directors in accordance with the NYSE's listing standards.

        The Nominating Committee is authorized by its charter to retain a third-party search firm to assist in identifying director candidates. Ideally, each individual proposed as a director candidate will be known by at least one existing director who can assist in evaluating the candidate's reputation for integrity and ethical conduct in business dealings.

        In the event of a vacancy, each current director is asked to submit potential director candidates based on the applicable criteria. Once potential candidates are identified, the Nominating Committee designates one or more directors to screen each potential candidate for further consideration based on the relevant criteria. Following that screening process, the Nominating Committee (or a subcommittee) conducts in-person or telephone interviews with candidates warranting further consideration. Following those interviews, the Nominating Committee recommends a candidate to the full Board for election, as well as alternative candidates that the Board may wish to consider.

        The Nominating Committee will consider stockholders' recommendations concerning nominees for director. Any such recommendation, including the name and qualifications of a nominee, may be submitted to LP at its corporate offices: Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219, to the attention of the Chairman of the Nominating Committee. Stockholder-recommended candidates will be evaluated by the same criteria described above.

Stockholder Nominations for Election as Director

        LP's bylaws provide that nominations for election to the Board of Directors may be made by the Board or by any stockholder of record entitled to vote for the election of directors. Notice of a stockholder's intent to make such a nomination must be given in writing, by personal delivery or certified mail, postage prepaid, to the Chairman of the Board and must include the following:

  •
  The name and address of the stockholder and each proposed nominee;

  •
  A representation that the stockholder is a record holder of Common Stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

  •
  A description of any arrangements or understandings pursuant to which the nominations are to be made;

  •
  The signed consent of each proposed nominee to serve as a director if elected; and

  •
  Such other information regarding each nominee as would be required to be included in LP's proxy statement if the person had been nominated by the Board of Directors.

        The notice must be delivered at least 45 days prior to the first anniversary of the initial mailing date of LP's proxy materials for the preceding year's annual meeting. For the 2009 annual meeting, this notice must be received by LP no later than January 31, 2009.

Communications Between the Board and Stockholders, Employees, or Other Interested Parties

        LP will promptly forward to the Chairman of the Board any letter or other written communication sent to the Board or any individual director or group of directors, as long as the communication is delivered by certified mail or courier service addressed to LP's Corporate Secretary at its corporate offices: Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219, and contains the name and address of the sender. (If the communication is addressed to an individual director, it will first be sent to that individual for a determination as to whether it relates to a personal matter rather than an LP or an LP Board matter.) The Chairman of the Board, in his or her sole discretion, will determine how to handle each communication, including forwarding it for consideration by the full Board, the non-management directors or independent directors only, a Board committee, or an individual director.

ITEM 2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

        The Audit Committee has appointed Deloitte & Touche LLP as LP's outside independent auditor to audit its consolidated financial statements for 2008. Although LP is not required to seek stockholder approval of this appointment, the Board has determined it to be sound corporate governance practice to submit the appointment for ratification by LP's stockholders. If the appointment is not ratified by stockholders, the Audit Committee will investigate the possible bases for the negative vote and will reconsider the appointment in light of the results of its investigation.

        Representatives of Deloitte & Touche LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, may make a statement.

The Board recommends a vote FOR the ratification of the Audit Committee's appointment of Deloitte & Touche LLP as LP's principal independent auditor.

Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        The Audit Committee has pre-approved all audit services provided by LP's independent auditor, Deloitte & Touche LLP, in connection with the audit of LP's financial statements for the years ended December 31, 2006 and 2007. The Audit Committee also pre-approved all audit-related and permissible non-audit services provided by LP's independent auditor during 2006 and 2007 and concluded that the provision of those services by Deloitte & Touche LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

        The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditor. Under the policy, pre-approval is generally provided for up to one year. Each pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor must provide a statement that such service is consistent with the SEC's rules on auditor independence. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at its next scheduled meeting. Unless specified otherwise by the Audit Committee, the Chairman of the Audit Committee has been delegated pre-approval authority under the pre-approval policy.

Fees Paid to Principal Independent Auditor

        The aggregate fees, including expenses, billed to LP for the years ended December 31, 2006 and 2007 by LP's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were as follows:

	2006	2007
Audit Fees	$1,945,025	$2,102,624
Audit-Related Fees	197,750	201,945

Total Audit and Audit-Related Fees	2,142,775	2,304,569
Tax Fees	26,305	26,770
All Other Fees	1,500	1,500

Total Fees	$2,170,580	$2,332,839

        Audit Fees.    Includes fees for audit services involving the audit of LP's consolidated financial statements, review of interim quarterly statements, attestation of LP's assertion on internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, any other procedures required to be performed by LP's independent auditor in order to render its opinion on LP's consolidated financial statements, and services in connection with statutory audits and financial audits for certain of LP's subsidiaries.

        Audit-Related Fees.    Includes any fees for assurance and related services that are traditionally performed by the independent auditor and are not reported as audit fees. These audit-related services may include due diligence services pertaining to potential business acquisitions or dispositions, accounting consultations related to accounting, financial reporting, or disclosure matters not classified as audit services, assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities not classified as audit services, financial audits of employee benefit plans, and assistance with internal control reporting requirements. Audit-related fees for 2006 and 2007 primarily include fees for audits of employee benefit plans and review of reports issued in connection with lender and regulatory requirements.

        Tax Fees.    Includes any fees for tax services, including tax compliance and planning services. Tax fees for 2006 and 2007 primarily include fees for assistance related to expatriate employee tax compliance.

        All Other Fees.    Represents fees for a license to use a financial accounting technical research database.

OTHER BUSINESS

        At the time this proxy statement was printed, management knew of no matters to be presented at the annual meeting other than the items of business listed in the Notice of Annual Meeting of Stockholders. If any matters other than the listed items properly come before the meeting, the proxies named in the accompanying form of proxy will vote or refrain from voting on such matters in accordance with their judgment.

FINANCE AND AUDIT COMMITTEE REPORT

        In discharging its responsibilities, the Audit Committee and its individual members have met with management and LP's independent auditor, Deloitte & Touche LLP, to review LP's accounting functions and the audit process and to review and discuss LP's audited consolidated financial statements for the year ended December 31, 2007. The Audit Committee discussed and reviewed with its outside auditing firm all matters that the firm was required to communicate and discuss with the Audit Committee under applicable auditing standards and all other legal, regulatory and corporate governance standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. The Audit Committee has also received from its outside auditor a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the outside auditor any relationships that may adversely affect its objectivity and independence.

        Based on its review and discussions with management and LP's outside auditor, the Audit Committee recommended to the Board of Directors that LP's audited consolidated financial statements for the year ended December 31, 2007, be included in LP's Annual Report on Form 10-K filed with the SEC.

Respectfully submitted,

  Archie W. Dunham, Chairman
  E. Gary Cook
  Kurt M. Landgraf
  Colin D. Watson

HOLDERS OF COMMON STOCK

Five Percent Beneficial Owners

        The following table provides information concerning the beneficial ownership of Common Stock by the persons known to LP to beneficially own 5% or more of the outstanding Common Stock:

Name and Address	Common Stock Beneficially Owned		Approximate Percent of Class
The TCW Group, Inc., on behalf of the TCW Business Group 865 South Figueroa Street Los Angeles, California 90017	12,319,346	(1)	11.91%
Manning & Napier Advisors, Inc. 290 Woodcliff Drive Fairport, New York 14450	11,477,175	(2)	11.09%
Lazard Asset Management LLC 30 Rockefeller Plaza New York, New York 10112	10,742,498	(3)	10.38%
Bank of America Corporation Bank of America Corporate Center Floor 25 100 North Tryon Street Charlotte, North Carolina 28255	5,599,730	(4)	5.41%
Third Avenue Management LLC 622 Third Avenue, 32nd Floor New York, New York 10017	5,432,819	(5)	5.25%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	5,344,800	(6)	5.17%
Dimensional Fund Advisors L.P. 1299 Ocean Avenue Santa Monica, California 90401	5,281,992	(7)	5.11%

(1)
Amounts shown are based on Amendment No. 1 to Schedule 13G filed on February 11, 2008, by the TCW Group, Inc., on behalf of itself and its direct and indirect subsidiaries (collectively, the "TCW Business Unit"), showing share ownership as of December 31, 2007. The amendment to Schedule 13G indicates that the TCW Business Unit has shared voting power over 10,473,976 shares and shared dispositive power over 12,319,346 shares.

(2)
Amounts shown are based on Amendment No. 1 to Schedule 13G filed by Manning & Napier Advisors, Inc., with the SEC on February 8, 2008, showing share ownership as of December 31, 2007. The amendment to Schedule 13G indicates that Manning & Napier Advisors, Inc., has sole voting power over 9,922,185 shares and sole dispositive power over 11,477,175 shares.

(3)
Amounts shown are based on an amendment to Schedule 13G filed by Lazard Asset Management LLC with the SEC on February 7, 2008, showing share ownership as of December 31, 2007. The amendment to Schedule 13G indicates that Lazard Asset Management LLC has sole voting power over 5,458,403 shares and sole dispositive power over 10,742,498 shares.

(4)
Amounts shown are based on Amendment No. 1 to Schedule 13G filed on February 7, 2008, by Bank of America Corporation and related entities, including NB Holdings Corporation, Bank of America N.A., Banc of America Securities Holdings Corporation, Banc of America Securities LLC, NMS Services Inc., NMS Services (Cayman) Inc., Columbia Management Group, LLC, and Columbia Management Advisors, LLC, showing share ownership as of December 31, 2007. Bank of America Corporation reported ownership of 5,599,730 shares, or 5.41% of the outstanding Common Stock, including shared voting power over 840,293 shares and shared dispositive power over 5,599,730 shares. The principal business address for each reporting person is the address shown in the table above for Bank of America Corporation.

(5)
Amounts shown are based on the Schedule 13G filed by Third Avenue Management LLC on February 14, 2008, showing share ownership as of December 31, 2007. The Schedule 13G indicates that Third Avenue Management LLC has sole voting power over 5,253,969 shares and sole dispositive power over 5,432,819 shares.

(6)
Amounts shown are based on the Schedule 13G filed by T. Rowe Price Associates, Inc., on February 13, 2008, showing share ownership as of December 31, 2007. The Schedule 13G indicates that T. Rowe Price Associates, Inc., has sole voting power over 415,100 shares and sole dispositive power over 5,344,800 shares.

(7)
Amounts shown are based on the Schedule 13G filed by Dimensional Fund Advisors L.P. on February 6, 2008, showing share ownership as of December 31, 2007. The Schedule 13G indicates that Dimensional Fund Advisors L.P. has sole voting and sole dispositive power over 5,281,992 shares.

Directors and Executive Officers

        The following table summarizes the beneficial ownership of Common Stock of LP's directors, nominees for director, and executive officers included in the Summary Compensation Table below:

Name	Common Stock Beneficially Owned As of March 3, 2008(1)(2)	Approximate Percent of Class
E. Gary Cook(4)	58,160	*
Archie W. Dunham(4)	20,788	*
Daniel K. Frierson(4)	23,028	*
Richard W. Frost(5)	565,493	0.55%
Lizanne C. Gottung(4)	5,237	*
Kurt M. Landgraf(4)	10,437	*
Dustan E. McCoy(4)	35,243	*
Richard S. Olszewski(3)(5)	56,682	*
Curtis M. Stevens(5)	311,836	0.30%
Jeffrey N. Wagner(3)(5)	104,811	0.10%
Colin D. Watson(4)	27,472	*
All current directors and executive officers as a group (11 persons)(4)(5)	1,219,187	1.17%

*
Percentages under 0.1% are not shown.

(1)
Shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose of, or direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set forth opposite their respective names.

(2)
Includes shares reserved for issuance under immediately exercisable options and options which will become exercisable within 60 days after March 3, 2008, as follows: Mr. Cook, 45,170 shares; Mr. Dunham, 7,918 shares; Mr. Frierson, 15,158 shares; Mr. Frost, 362,027 shares; Ms. Gottung, 2,593 shares; Mr. Landgraf, 6,304 shares; Mr. McCoy, 26,190 shares; Mr. Olszewski, 27,067 shares; Mr. Stevens, 187,741 shares; Mr. Wagner, 66,597 shares; Mr. Watson, 14,287 shares; and all current directors and executive officers as a group, 761,052 shares.

(3)
Includes shares held by the LP Salaried 401(k) and Profit Sharing Plan and beneficially owned as follows: Mr. Olszewski, 55 shares; and Mr. Wagner, 3,937 shares.

(4)
Includes restricted shares granted under the 2000 Non-Employee Director Restricted Stock Plan as to which the following directors have the power to vote: Mr. Cook, 7,372 shares; Mr. Dunham, 7,131 shares; Mr. Frierson, 5,109 shares; Ms. Gottung, 2,644 shares; Mr. Landgraf, 4,133 shares; Mr. McCoy, 6,105 shares; and Mr. Watson, 7,566 shares. Mr. Watson also holds 5,717 restricted stock units that are not included in the amounts shown in the table because he does not presently have voting or dispositive power over the shares issuable upon vesting of the units.

(5)
Includes restricted shares issued under LP's 1997 Incentive Stock Award Plan as restricted stock awards, as to which the following executive officers have the power to vote: Mr. Frost, 109,660 shares; Mr. Olszewski, 29,560 shares; Mr. Stevens, 44,040 shares; and Mr. Wagner, 27,390 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the SEC and the NYSE by LP's officers, directors, and certain other "reporting persons." Based solely upon a review of copies of Forms 3, 4, and 5 (and amendments thereto) filed by LP's reporting persons and written representations by such persons, to LP's knowledge, all Section 16 reporting requirements applicable to such persons were complied with for the period specified in the SEC's rules governing proxy statement disclosures, except that grants of restricted stock and stock options to E. Gary Cook and Colin D. Watson were reported late in the amount of 1,585 shares of restricted stock and options to purchase 4,066 shares, each.

EXECUTIVE COMPENSATION

Compensation Committee Report

        The Compensation Committee, among other responsibilities, exercises the authority of the Board with respect to the compensation of LP's executive officers. The Compensation Committee has reviewed the following section entitled "Discussion and Analysis of LP's Executive Compensation Program" and has discussed its contents with members of LP's management. Based on its review and discussions, the Compensation Committee has recommended to the Board of Directors that the following section be included in this proxy statement, as well as in LP's Annual Report on Form 10-K for the year ended December 31, 2007, through its incorporation by reference from the proxy statement.

Respectfully submitted,

  Colin D. Watson, Chairman
  Archie W. Dunham
  Lizanne C. Gottung
  Dustan E. McCoy

Discussion and Analysis of LP's Executive Compensation Program

Philosophy Regarding Executive Compensation

        The overall approach taken by LP's Compensation Committee to executive compensation matters is based on its general philosophy that compensation, in the form of base salaries, annual incentives, and long-term incentives, should be competitive at the median with other manufacturing companies of a similar size, primarily in the building products industry, in order to attract, retain, and motivate executives. LP's incentive programs provide executives with the opportunity to receive total compensation above or below median levels based on performance. Annual cash incentive awards provide for payments based on a combination of corporate performance, business unit performance, and individual performance. Annual long-term incentive awards are provided through various types of equity-based awards. The goal of these programs is to align management's interests with those of LP's stockholders by providing incentives that increase equity ownership and focus on long-term performance related to corporate objectives and the achievement of corporate strategies.

Program Elements

        During 2007, the three principal elements of LP's executive compensation program were base salary, annual cash incentive opportunities, and grants of equity-based awards. In addition, executive officers may participate in LP's 2004 Executive Deferred Compensation Plan (the "Deferred Compensation Plan") and its Supplemental Executive Retirement Plan (the "SERP") for selected senior executives, as well as its Salaried 401(k) and Profit Sharing Plan (the "401(k) Plan") and Retirement Account Plan available to salaried employees generally. As discussed in more detail under "Item 1—Election of Directors—Compensation Committee" beginning on page 7, the Compensation Committee has sought the advice of independent compensation consultants regarding appropriate levels of compensation for LP's executive officers, as well as the proper allocation between cash and non-cash compensation and among various forms of non-cash compensation.

Objectives of Incentive Compensation

        LP's Management Incentive Program is intended to provide a variable pay component for LP's executive officers, senior and mid-level managers, and other individuals making high-level contributions to the company, as well as to tie individual performance to LP's financial success. In addition to the overarching goals of LP's executive compensation philosophy described above, the Management Incentive Program is designed to accomplish the following objectives:

  •
  Tie compensation to pre-established annual goals

  •
  Motivate and reward desired performance, including long-term goals

  •
  Position target annual cash incentives at or near the 50th percentile of the general industry and/or building products industry peer group

  •
  Maintain internal pay equity

  •
  Facilitate stock ownership by employees

        LP's Management Incentive Program has two components: annual cash incentive awards and long-term equity-based awards. The annual cash incentive component is governed by LP's Annual Cash Incentive Award Plan (the "Cash Incentive Plan"), while equity-based awards are granted under its 1997 Incentive Stock Award Plan (the "Stock Award Plan"). Both plans have been in operation for approximately ten years. As explained in more detail below, awards under the Management Incentive Program are designed such that the majority of incentive pay is at risk based either on attainment of specified corporate performance goals or appreciation in the market value of LP's Common Stock.

        LP has adopted a policy to the effect that, if LP is required to restate its audited financial statements due to material noncompliance with any financial reporting requirement, LP will be entitled, as to each employee whose fraudulent or intentional misconduct caused or contributed to the need for the restatement, to (a) seek reimbursement of all or part of the cash incentive award paid to the employee for that year and (b) cancel all or part of any outstanding equity-based award granted to that employee in that year. This policy will apply in addition to any other rights or obligations to seek reimbursement LP has under applicable law.

Deductibility of Executive Compensation

        To the extent consistent with its goal of maintaining a fair and competitive compensation package, the Compensation Committee attempts to structure LP's executive compensation to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Under Section 162(m), the deductibility for federal income tax purposes of compensation paid to LP's executive officers listed in the Summary Compensation Table below is generally limited to $1,000,000 per individual per year. The deductibility cap does not apply to compensation that qualifies as performance-based. Bonuses paid under the Cash Incentive Plan and certain types of equity-based awards granted under the Stock Award Plan are designed to meet the requirements of Section 162(m) for performance-based compensation. Among other requirements, payouts under the Cash Incentive Plan are subject to the achievement of specified performance goals. Grants of stock options and stock appreciation rights under the Stock Award Plan are also designed to meet the requirements of Section 162(m). However, salary and awards of restricted stock that do not require the satisfaction of performance goals as a condition to vesting cannot qualify as performance- based compensation. The Compensation Committee believes that the mix of compensation provided to LP's executive officers strikes the appropriate balance between providing a competitive compensation package to attract and retain top talent and motivate desired performance and seeking to maintain the tax deductibility of a significant portion of that compensation.

Total Compensation Profiles and Use of Benchmarking Data

        At least once a year, the Compensation Committee reviews summaries quantifying key elements of compensation to which LP's senior executive officers are entitled under existing arrangements, including base salary for the past three years, opportunities for annual cash incentive awards, and the target value of equity-based awards. The summaries also contain information regarding each executive's status under his SERP and under his Change of Control Employment Agreement. The Compensation Committee also reviews, on an annual basis, information regarding perquisites available to the executive officers under current LP policies and information regarding the cumulative value of outstanding equity-based awards received by each executive. The Compensation Committee takes this information into consideration in its deliberations regarding proposed levels of compensation for executives, new elements of compensation, and similar issues.

        Key elements of compensation from the summaries are compared to equivalent items from a peer group selected by the Committee and data from independent surveys, as described further under the heading "Source of Benchmarking Data" below. The Compensation Committee uses this benchmarking data to ensure that each key element of compensation, as well as the aggregate amount of compensation, for each executive officer is consistent with LP's general philosophy that compensation should be competitive at the median with companies similar to LP.

        In February 2007, for example, the Compensation Committee determined, upon review of the compensation summaries and benchmarking data, that the level of cash compensation (salary and cash incentive opportunities) to LP's Chief Executive Officer, Richard W. Frost, in 2006 was below the target median for LP's peer group projected for 2007. On that basis, the Compensation Committee determined that in 2007 more emphasis should be placed on current cash compensation for Mr. Frost. In order to accomplish that objective while maintaining Mr. Frost's total compensation within an acceptable range of the target median of the benchmarking data, the Compensation Committee approved an increase in Mr. Frost's base salary of 13.6% and a corresponding reduction in the target value of equity-based awards to Mr. Frost from 300% of base salary in 2006 to 260% of base salary in 2007.

        Overall, the levels of base salary, total cash compensation (salary and cash incentive award opportunities), and total compensation (salary, cash incentive award opportunities, and equity-based awards) established for each executive officer for 2007 were within 10% of the target median of the benchmarking data, except that total cash compensation to Mr. Wagner was 13.6% below the target median and total compensation to Mr. Wagner was 13.9% above the target median. It was determined that the amount by which Mr. Wagner's level of total compensation exceeded the target median was acceptable based on the fact that his total cash compensation remained below the target median. Additional information regarding base salaries, annual cash incentives, and equity-based awards for 2007 is included under the headings "Base Salaries," "Annual Cash Incentive Awards," and "Equity-Based Awards" below.

        Payment of higher levels of compensation to LP's Chief Executive Officer, as compared to LP's other executive officers, is consistent with the benchmarking data for LP's peer group, as described above. LP's policies and decision-making process regarding compensation are the same for all of LP's executive officers, including the Chief Executive Officer.

Source of Benchmarking Data

        As noted above, LP's executive compensation program has been designed such that base salaries and target levels of annual and long-term incentives will provide compensation that is competitive at the median (50th percentile) with other manufacturing companies, primarily in the building products industry, of a similar size. Towards this goal, the Compensation Committee uses data from the peer group selected by the Committee and data from independent surveys in making decisions regarding salary increases, target annual cash incentive awards and equity-based awards.

        The peer group was selected based on information presented in 2006 by the Compensation Committee's independent outside compensation consultant, Frederic W. Cook & Co., Inc. ("Frederic Cook"). The peer group is subject to periodic review and refinement. The peer group includes both

U.S. and Canadian public companies, primarily in the building products industry, with revenues and market capitalization generally ranging from 50% to 200% of LP's. The 14 companies included in the peer group are:

•	BlueLinx Holdings Inc.	•	Packaging Corporation of America
•	Bowater Incorporated	•	Simpson Manufacturing Co., Inc.
•	Canfor Corporation	•	Smurfit-Stone Container Corporation
•	Elkcorp	•	Temple-Inland Inc.
•	MeadWestvaco Corporation	•	Universal Forest Products, Inc.
•	Mohawk Industries, Inc.	•	Vulcan Materials Company
•	Norbord Inc.	•	West Fraser Timber Co. Ltd.

Frederic Cook uses data derived from this peer group, as well as reference points from three of LP's competitors outside the peer group size range (International Paper Company, Weyerhaeuser Company and Trex Co., Inc.), to benchmark competitive pay for senior executives and outside directors, to evaluate pay practices, and to assess pay-for-performance relationships.

        The benchmarking data provided to the Compensation Committee also includes size-adjusted compensation data extracted by Frederic Cook from several independent survey sources. The survey data presents average compensation figures based on information from companies across a broad range of industries without reference to individual companies.

        The benchmarking data reviewed by the Compensation Committee for its deliberations in early 2007 regarding compensation for the coming year compared Mr. Frost's base salary, target cash incentive awards, and equity-based awards for 2006 against projections of equivalent items for CEOs of companies included in the peer group. Peer group data was summarized at the 25th percentile, 50th percentile (the target median), and 75th percentile for each item of compensation. Similar benchmarking data was reviewed for each of Messrs. Stevens and Wagner. The benchmarking data for Messrs. Stevens and Wagner was based 50% on information for equivalent officers of companies in the peer group and 50% based on survey data for corresponding categories of officers. The Compensation Committee believes that use of blended survey and peer group data improves the quality of benchmarking data for these officers because it may be difficult to identify an appropriate match for these officers' positions within the peer group alone. In addition, the survey data reflects the broader industries with which LP competes for personnel.

        Compensation levels for Mr. Olszewski, who was hired in September 2006, were established in August 2006 based on survey data. His compensation was not subsequently adjusted for 2007.

        The benchmarking data considered by the Compensation Committee for its deliberations in early 2008 regarding compensation for the coming year included additional categories of compensation, such as increased value of certain retirement benefits and other items of compensation.

Base Salaries

        At its meeting in early February 2007, the Compensation Committee considered increases in annual base salary levels for LP's executive officers. Effective March 1, 2007, the Compensation Committee approved executive officer salaries as follows:

Name	Position	Annual Base Salary	% Increase

Richard W. Frost	Chief Executive Officer	$800,000	13.6%

Curtis M. Stevens	Executive Vice President, Administration, and Chief Financial Officer	$449,440	6.0%

Richard S. Olszewski	Executive Vice President, Specialty Products and Sales	$340,000	0%

Jeffrey N. Wagner	Vice President, OSB	$315,000	5.0%

        In connection with making its decisions regarding 2007 salary levels, the Compensation Committee reviewed and discussed the benchmarking data discussed above, the responsibilities attached to each executive's position, actual performance by each officer, and relative salary amounts among officers. Mr. Frost provided input regarding the achievements of Messrs. Stevens, Olszewski, and Wagner in 2006, with reference to their respective individual performance goals for 2006 under the Cash Incentive Plan.

Annual Cash Incentive Awards

        The Compensation Committee, after evaluating the recommendations of management and Frederic Cook, approved annual award opportunities in early 2007 under the Cash Incentive Plan. The target award opportunities for LP's executive officers were established as follows: Mr. Frost, 75% of base salary, or $600,000; Mr. Stevens, 55% of base salary, or $247,000; Mr. Olszewski, 55% of base salary, or $187,000; and Mr. Wagner, 55% of base salary, or $173,000.

        The 2007 performance goals for each executive officer were based 60% on LP's corporate performance as measured against target earnings per share ("EPS") and 40% on objective individual goals. No amounts were payable under either the corporate or individual components of target awards unless a minimum threshold EPS level was achieved. The minimum for 2007 was ($0.18) per share. The actual EPS level achieved by LP for 2007 was below the threshold EPS level, resulting in no award payouts for corporate performance or for individual performance.

        Even if the minimum EPS threshold had been met, no payout would have been made for individual performance goals unless the employee received a performance rating of at least "meets standards" for his or her performance during 2007, meaning that the individual was a strong performer and demonstrated competency in all job requirements. Performance at this level would generally have resulted in a payout of 85% to 105% of the individual component of the target award, while performance that exceeded expectations could have resulted in payouts of up to 150%.

        At an EPS level between ($0.18) and $0.00, no payouts would have been made with respect to the corporate performance component, but only with respect to the 40% of 2007 target awards relating to achievement of individual performance goals. Beginning with a threshold EPS level of $0.00 for 2007 awards, actual awards would be prorated based on the specific EPS level achieved. For 2007 awards, this could have ranged from 50% of the target award at the threshold level to 100% of the target award at the target level of $0.20 EPS to 200% of the target award at the maximum of $0.60 EPS. For purposes of the Cash Incentive Plan, EPS is defined as net income per share from continuing operations, after taxes, as reported in LP's consolidated statement of income, subject to adjustment, as determined by the Compensation Committee, for the after-tax effect of (1) gains or losses on sales or impairments of long-lived assets; (2) other operating credits and charges; and (3) gains or losses due to the early extinguishment of debt.

        Individual performance goals for senior executive officers are described below. Percentages indicated below show the relative weight of each category of goal towards the maximum 150% of the executive's target award amount for individual performance.

        Individual performance goals for Mr. Frost for 2007 were as follows:

  •
  Financial goals (45%):

  •
  Achieve specified level of EBITDA from continuing operations in 2007.

  •
  Achieve return on cash managed by LP that is equal to or better than published index rates.

  •
  Oversee capital expenditures not to exceed budgeted amount, with post-implementation weighted average returns meeting or exceeding corporate target rate of return.

  •
  Strategic goals (45%):

  •
  Conduct internal strategic reviews of each LP business segment each quarter.

  •
  Conduct strategic review of one LP business segment each quarter with the Board.

  •
  Analyze one potential acquisition target in each of the last three quarters of 2007.

  •
  Operational goals (25%):

  •
  Achieve safety and environmental compliance goals including a safety total incident rate of 0.99 or less and no more than four environmental notices of violation.

  •
  Ensure mitigation of 50% of product quality corrective actions within six months of identification.

  •
  Oversee continued implementation of Lean Six Sigma ("LSS") continuous business improvement program and achievement of a three to one payback on investment in the LSS program.

  •
  Human resources and staffing goals (15%):

  •
  Have in place succession plan for senior management and next level of management, together with development plans for certain high-potential employees.

  •
  Personal goals (20%):

  •
  Serve as one of LP's primary representatives, both internally and externally, by visiting plants, communicating with investors, serving on industry and association boards, and making customer contacts.

  •
  Promote a corporate culture that meets the highest standards of ethical conduct through communications, review of LP's compliance program and internal audits, and ensuring that LP's approach to audits, internal controls, and disclosures are aligned and consistent.

        Individual performance goals for Mr. Stevens for 2007 were as follows:

  •
  Financial goals (40%):

  •
  Achieve specified level of EBITDA from continuing operations in 2007.

  •
  Start-up of three specified mills within a budget tolerance of 10%.

  •
  Support regulatory compliance relating to SEC and financial reporting issues.

  •
  Strategic goals (40%):

  •
  Participate with Chief Executive Officer in internal strategic reviews of LP business segments.

  •
  Lead analysis of one potential internal or external project or acquisition in each of the last three quarters of 2007.

  •
  Develop systems for senior managers to monitor progress towards the achievement of strategic growth initiatives.

  •
  Operational goals (55%):

  •
  Attain operating budget for Peace Valley oriented strand board ("OSB") mill joint venture.

  •
  Implement new claims management systems, complete decking product recall, and collect judgment relating to an insurance coverage dispute.

  •
  Exceed benchmark returns on invested cash, assist in obtaining insurance settlement for claim regarding Peace Valley mill, and conduct LSS training.

  •
  Conversion of mill IT systems and timely introduction of customer enabling software systems.

  •
  Implement procurement system savings and improvements.

  •
  Personal goals (15%):

  •
  Ensure that LP's approach to audit, accounting, internal controls, and disclosures are aligned with LP's culture, strategy, and incentive programs.

  •
  Quarterly review with the Audit Committee of significant accounting policies and estimates.

  •
  Act as the "co-face" of LP to the investor community.

  •
  Visit 20 LP locations and hold communications meetings and question and answer sessions.

        Individual performance goals for Mr. Olszewski for 2007 were as follows:

  •
  Goals relating to 2007 budget commitments (45%):

  •
  Meet budgeted safety and environmental targets of a safety total incident rate of 0.99 and less than four environmental notices of violation.

  •
  Meet sales revenue and EBIT targets for siding, engineered wood products ("EWP"), LP Chile, mouldings, and value added OSB.

  •
  Maintain specialty products capital expenditure budget while completing major capital expenditure projects on time and on budget.

  •
  Growth and strategic goals (45%):

  •
  Refresh sales and marketing channel strategy; develop a model showing organic investments to achieve LP's five-year growth objectives.

  •
  Establish targets for market share gain in 2007 for each line of LP's business and develop a system to measure progress.

  •
  Oversee development of sales and marketing plans for laminated strand lumber and laminated veneer lumber.

  •
  Oversee development and execution of LP's international strategy.

    •
    Complete quarterly strategic reviews for LP's specialty businesses.

  •
  Marketing and sales effectiveness goals (15%):

  •
  Develop practical value proposition selling tools with one product line per business unit implemented in 2007.

  •
  Execute LP's media plan.

  •
  Goals relating to decking business strategic alternatives (15%):

  •
  Make recommendation to Board on strategic alternatives for the decking business.

  •
  Complete manufacturing agreement with a specified customer.

  •
  Human resources and staffing goals (15%):

  •
  Provide coaching and development plans for identified employees.

  •
  Develop and implement personnel and compensation strategies for LP Chile.

  •
  LSS goals (15%):

  •
  Meet budgeted LSS savings and staffing goals in each LP business unit, achieving a three to one payback on investment in the LSS program.

        Individual performance goals for Mr. Wagner for 2007 were as follows:

  •
  Financial goals for OSB (60%):

  •
  Meet financial goals for OSB segment regarding sales volume, cost of sales, profitability, and LSS program savings.

  •
  Goals regarding strategic plan execution (30%):

  •
  Reduce wood yield by target amount, achieve unscheduled down time target, facilitate resin cost savings, and achieve target LSS program savings.

  •
  Enhance overall profitability by supporting: rollout of a new TechShield product, value added flooring product sales, development of EWP sales and marketing strategy, and LSS integration into sales and marketing.

  •
  Achieve goals relating to mill start-ups, location, configuration, and product line transition.

  •
  Ensure that products meet American Panel Association specifications and comply with LP's quality management plan.

  •
  Complete customer service survey and customer visits, and support target of 97% or better on-time shipments.

  •
  Implement goals relating to personnel reviews, training, coaching, recruiting, and succession planning, as well as implementation of LSS and management incentive plans.

  •
  Safety and compliance goals (22.5%):

  •
  Achieve a safety total incident rate not to exceed 0.99 for the OSB team.

  •
  Meet with mill safety committees.

  •
  Receive not more than two environmental notices of violation in 2007.

  •
  Support fire prevention plans for OSB operations.

  •
  Capital expenditure goals (22.5%):

  •
  Oversee capital expenditures not to exceed targeted amount.

  •
  Complete projects within 3% of expected return on investment and within 10% of expected cost.

  •
  Ensure proper resourcing of capital expenditure support teams.

  •
  Support and properly resource Clarke County project.

  •
  Corporate leadership goals (15%):

  •
  Actively participate in quarterly LP Board meetings.

  •
  Actively serve on Peace Valley board of directors.

  •
  Support and participate in acquisition opportunities.

  •
  Become more involved in international strategy.

  •
  Hold coaching sessions with high-potential personnel.

        The individual performance goals above were based on financial targets, budgets, and operational goals of LP that the Compensation Committee believed could be achieved at the 100% level through a strong performance by the executive or the company, as applicable, consistent with management's expectations for the year, and would be satisfied at above a 100% level only if the executive or company significantly exceeded expectations.

        As stated above, because the minimum EPS threshold for 2007 was not met, no bonuses were paid to any of the named executive officers with regard to the individual performance goals listed above.

        If LP meets the minimum EPS threshold in a given year, the Compensation Committee determines the extent to which individual performance goals have been satisfied based on written reports from management detailing progress in achieving each goal. Mr. Frost assists the Compensation Committee in evaluating performance of executives other than himself.

Equity-Based Awards

        Equity-based awards under the Stock Award Plan are granted based primarily on the expected long-term contribution and performance of recipients. The Compensation Committee (in its capacity as the subcommittee for purposes of complying with Section 162(m) of the Internal Revenue Code and insider trading laws) has determined that awards to executive officers under the Stock Award Plan will be one-third in the form of restricted stock and two-thirds in the form of stock appreciation rights, based on the relative grant date fair values of the two types of awards.

        The Compensation Committee believes that a mix of equity-based awards is essential for LP to realize the overarching objectives of its executive compensation program. LP's primary product is OSB, which is subject to commodity pricing pressures that also have a major influence on LP's stock price. As a result, stock options and stock appreciation rights may have little or no immediate economic value for substantial periods of time when market prices drop below the exercise or base price of the awards, while restricted stock will normally retain a substantial amount of its value, thereby serving as a significant executive retention tool. On the other hand, stock options and stock appreciation rights have a greater sensitivity to increases in LP's stock value, thereby aligning the interests of executives more closely with those of LP's stockholders. In light of changes in the accounting treatment of stock options that became effective in 2006, the Compensation Committee decided to grant stock appreciation rights rather than continuing its past practice of granting stock options.

        The total value of equity-based awards made to LP's executive officers in February 2007 was based on a target percentage of each executive officer's base salary at the time of grant as follows: Mr. Frost, 260%; Mr. Olszewski, 160%; Mr. Stevens, 180%; and Mr. Wagner, 160%. Target values are reviewed annually based on market data for similar positions. Individual grants are subject to a performance adjustment factor that increases or decreases the target value based on subjective assessments of the executive's performance. In 2007, the performance adjustment factors for individual awards ranged from 100% to 105% of the percentages indicated above. The Compensation Committee has adopted a policy that the average performance adjustment factor will be capped at 105% for executive officers as a group.

        Restricted stock awards made in 2007 have a vesting period of three years and are generally subject to forfeiture if the individual does not remain an employee of LP or one of its subsidiaries through the end of the applicable vesting period. Stock appreciation rights granted in 2007 have a base price equal to the market price of LP Common Stock on the date of grant and vest in three equal annual installments beginning on the first anniversary of the grant date. Upon exercise, the stock appreciation rights will be settled in shares of LP Common Stock based on the difference between the base price and the market price on the date of exercise. Additional information regarding these awards is included in the Summary Compensation Table and Grants of Plan-Based Awards table on pages 28-30.

Retirement and Other Benefits

        LP's retirement plans were designed to provide retirement benefits at a competitive level compared to other companies in the building products industry and to serve as a significant retention tool in light of the cyclical nature of LP's commodity business. All full-time salaried employees participate in LP's 401(k) Plan and Retirement Account Plan. Employees who are in the top two levels of LP's management, including executive officers, participate in LP's Deferred Compensation Plan. Under the Deferred Compensation Plan, participants may defer the receipt of up to 90% of base salary and annual bonuses for income tax purposes. LP pays a matching contribution of 3.5% of amounts deferred. In addition, the Deferred Compensation Plan enables executives and other highly-compensated employees to obtain benefits comparable to those available under the 401(k) and Retirement Account Plans without being subject to the limits imposed by the Internal Revenue Code on tax-qualified plans.

        LP also maintains a SERP that provides supplemental retirement pension benefits to selected senior executives. The SERP benefits generally do not vest until an officer has been a participant for five years, and are reduced by the value of employer contributions under LP's other retirement plans and the Deferred Compensation Plan, as well as a portion of a participant's Social Security benefits.

        Additional information about LP's retirement plans is provided in connection with the Summary Compensation Table, the Pension Benefits table, and the Nonqualified Deferred Compensation table on pages 28-29 and 32-36. Personal benefits provided to LP's executive officers are also discussed in more detail in note 5 to the Summary Compensation Table on page 29.

Executive Change of Control Agreements

        In November 2007, LP entered into new Change of Control Employment Agreements with its executive officers. The agreements replace and supersede similar agreements with those executive officers that were to expire on January 28, 2008. The Compensation Committee had previously determined to provide notice of nonrenewal with respect to the existing Change of Control Employment Agreements after reviewing information regarding current practice among U.S. manufacturing companies obtained from the Committee's former outside compensation consultant, KPMG, LLP.

        Each new agreement provides for the payment of severance compensation and other benefits if the officer's employment is terminated for specified reasons within three years following the occurrence of a change of control of LP. Such reasons include (a) termination by LP other than for cause and (b) termination by the officer because, among other things, his assigned duties, position, or authority are diminished in a material way, his compensation is substantially reduced, he is required to move his workplace more than 50 miles, or he has substantially increased travel requirements. Key severance benefits under the agreements include:

  •
  A cash payment in an amount equal to three times the sum of the officer's annual base salary and the officer's target bonus amount;

  •
  Enhanced benefits under LP's retirement plans; and

  •
  Vesting of equity awards.

These benefits are substantially similar to the corresponding benefits under the former agreements. The terms of the new agreements are described in more detail under the heading "Potential Payments Upon Termination or Change of Control" beginning on page 36.

        In evaluating the terms of the new agreements, the Compensation Committee analyzed whether key features were consistent with LP's overall compensation philosophy of remaining competitive at the median with LP's peer group in order to attract, retain, and motivate executives. Accordingly, the Compensation Committee considered information prepared by Frederic Cook regarding current practices and emerging best practices among LP's peer group and the additional companies typically included in benchmarking data reviewed by the committee (International Paper Company, Weyerhaeuser Company and Trex Co., Inc.). Based on the information provided by Frederic Cook, the Compensation Committee determined that the key features of the Change of Control Employment Agreements were each consistent with current practices or emerging best practices. The Compensation Committee also determined that the amount of the benefits under the agreements is sufficient to provide executives with security in a change of control environment that will allow the executives to focus on long-term performance related to corporate objectives and the achievement of corporate strategies, consistent with LP's compensation philosophy, while the conditions of payment (a "double trigger" requiring both a change of control and a termination by LP without cause or by the executive for good reason) ensure that the benefits apply when this security is most needed.

Executive Stock Ownership Guidelines

        With the goal of encouraging long-term ownership of LP Common Stock by executive management, the Board of Directors, at the recommendation of the Compensation Committee, adopted guidelines for target levels of stock ownership by executive officers in early 2005. The guidelines apply to each executive officer with whom LP has entered into a Change of Control Employment Agreement. The target amount is a number of shares equal in value to the following multiples of each officer's annual base salary: for the Chief Executive Officer, five times; for executive vice presidents, three times; and for vice presidents, two times. As revised in February 2007, the initial compliance date for individuals who were covered executive officers in 2005 is the date of LP's first regular board meeting in 2011. Individuals who become covered by the guidelines or have a change in position subject to a higher target amount after 2005 have at least five years to comply. The guidelines prohibit a covered officer from engaging in certain transactions for the purpose of hedging the economic risk of his current or future ownership of shares. The guidelines do not apply to shares held for an officer's benefit under one of LP's tax-qualified pension or retirement plans. Restricted shares granted under the Stock Award Plan that have not yet vested count toward the ownership guidelines, but shares subject to outstanding stock options and stock appreciation rights do not.

Compensation of Executive Officers

Summary Compensation Table

        The table below summarizes the various elements of compensation paid to or earned by each of the executive officers named in the table for the years ended December 31, 2006 and 2007. No other individual served as an executive officer of LP during 2007. Cash incentive awards paid under LP's Annual Cash Incentive Stock Award Plan (the "Cash Incentive Plan") are included in the "Non-Equity Incentive Plan Compensation" column, which covers non-equity awards that require the satisfaction of pre-established performance goals. No discretionary bonuses, which would be shown in the "Bonus" column, were paid to the named executive officers for 2006 or 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)

Richard W. Frost, Chief Executive Officer	2007 2006	$780,431 $691,692	$0 $0	$955,696 $757,343	$1,055,103 $ 770,454	$ 0 $272,448	$841,600 $961,412	$ 71,947 $130,752	$3,704,777 $3,584,101

Curtis M. Stevens, Executive Vice President, Administration, and Chief Financial Officer	2007 2006	$444,254 $419,385	$0 $0	$396,658 $323,325	$ 426,179 $ 379,837	$ 0 $115,667	$285,474 $379,287	$ 38,983 $ 84,076	$1,591,548 $1,701,577

Richard S. Olszewski, Executive Vice President, Specialty Products, Sales and Marketing(6)	2007 2006	$340,000 $ 73,231	$0 $0	$ 54,554 $ 0	$ 135,472 $ 6,097	$ 0 $ 18,700	$ 11,997 $ 3,484	$ 46,832 $ 28,686	$ 588,855 $ 130,198

Jeffrey N. Wagner, Executive Vice President, Oriented Strand Board (OSB)	2007 2006	$311,942 $259,879	$0 $0	$136,418 $ 82,200	$ 175,072 $ 98,735	$ 0 $ 60,406	$121,851 $197,866	$ 28,966 $ 39,262	$ 774,249 $ 738,348

(1)
The amounts shown reflect the compensation expense recognized for financial statement reporting purposes for the year shown in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), with respect to awards of restricted stock and incentive shares (restricted stock units) under LP's 1997 Incentive Stock Award Plan (the "Stock Award Plan"). The expense relates to awards made during the year shown as well as awards granted prior to that year to the extent they were not previously fully vested and had not been previously terminated. Assumptions used in calculating expense as required by SFAS 123R are described in Note 14 to LP's audited financial statements included in its Annual Report on Form 10-K filed with the SEC on March 7, 2008 (the "2007 Form 10-K"), except that assumptions regarding forfeiture are ignored. Additional details regarding the terms of awards under the Stock Award Plan are described in the tables headed "Grants of Plan-Based Awards for 2007" and "Outstanding Equity Awards at December 31, 2007" beginning on page 30.

(2)
The amounts shown reflect the compensation expense recognized for financial statement reporting purposes for the year shown in accordance with SFAS 123R with respect to grants of stock options and stock-settled stock appreciation rights ("SSARs") under the Stock Award Plan. Such expense relates to grants made during the year shown as well as options granted prior to that year to the extent they were not previously fully vested and had not previously been terminated. Assumptions used in calculating expense as required by SFAS 123R are described in Note 14 to LP's audited financial statements included in its 2007 Form 10-K, except that assumptions regarding forfeiture are ignored. Additional details regarding the terms of stock options and SSARs granted under the Stock Award Plan are described in the tables headed "Grants of Plan-Based Awards for 2007" and "Outstanding Equity Awards at December 31, 2007" beginning on page 30.

(3)
The amounts shown reflect the annual cash incentive awards under the Cash Incentive Plan based on performance for the year shown and paid in February of the next year. The terms and conditions of the awards are discussed under the heading "Annual Cash Incentive Awards" beginning on page 21.

(4)
Amounts shown in this column represent the aggregate increase in the actuarial present value of benefits under LP's defined benefit retirement plans (the SERP and the Retirement Account Plan), based on the assumptions discussed in the table entitled "Pension

  Benefits for 2007" on page 32. Amounts shown for Mr. Olszewski include amounts relating to the Retirement Account Plan only, as he had no accumulated benefit under the SERP.

(5)
Amounts shown in this column represent the sum of the amounts attributable to personal benefits and other items of compensation listed in the table below. For individual items marked with an X, the incremental cost to LP or the amount paid to the named executive officer was less than $10,000. In addition to the benefits listed below, LP provides medical and dental insurance benefits and an annual matching contribution to LP's health care Flexible Savings Account to all salaried employees on a nondiscriminatory basis.

	Richard W. Frost		Curtis M. Stevens		Richard S. Olszewski		Jeffrey N. Wagner
	2006	2007	2006	2007	2006	2007	2006	2007

Estate Planning Services(a)	X		X

Financial Planning Services(b)	X	X	X	X	X	X	X	X

Travel Expenses(c)	X	X	X	X

Relocation Expenses(d)					$14,721	$15,496	X

Reimbursement of Income Taxes(e)	X	X	X	X	X	X	X	X

Life Insurance Premiums(f)	X	X	X	X	X	X	X	X

Employer Contributions to Defined Contribution Plans(g)	$96,382	$54,466	$50,943	$24,621	X	$15,266	$25,646	$16,050

  (a)
  Officers may obtain reimbursement for estate planning services once every five years.

  (b)
  Executive officers are provided with financial and tax planning consulting services each year.

  (c)
  During 2006, the spouses of certain executive officers accompanied them to attend a business event in Chile, in accordance with customary business practices in Chile. The spousal travel expenses were reimbursed by LP. In 2007, Messrs. Frost and Stevens made limited use of LP aircraft for personal travel.

  (d)
  Executive officers are entitled to reimbursement for relocation expenses in connection with hiring or transfer on the same basis as all salaried employees.

  (e)
  LP reimburses executive officers for the federal and state income taxes, if any, payable on amounts included as W-2 compensation in connection with the cost of estate planning and financial planning services, reimbursement of spouse travel expenses (for 2006 only) and, for Mr. Olszewski, reimbursement of relocation expenses.

  (f)
  LP pays the annual group term life insurance premiums for coverage provided to each named executive officer in an amount equal to four times his annual base salary level.

  (g)
  LP makes discretionary annual profit sharing contributions for the account of each participant in its 401(k) Plan based on predetermined financial targets; annual matching contributions based on employee contributions into its 401(k) Plan up to a maximum of $7,700 per employee for 2006 and $7,875 for 2007; annual matching contributions based on employee contributions into its Deferred Compensation Plan (Messrs. Frost, Wagner, and Olszewski in 2007 and Messrs. Frost and Olszewski only in 2006); and annual supplemental and make-up credits contributed under the Deferred Compensation Plan as follows: Mr. Frost, $82,881 for 2006 and $41,394 for 2007; Mr. Stevens, $38,843 for 2006 and $16,746 for 2007; Mr. Olszewski, $275 for 2006 and $6,685 for 2007; and Mr. Wagner, $13,546 for 2006 and $7,367 for 2007. Benefits under the Deferred Compensation Plan are described in greater detail under "Nonqualified Deferred Compensation for 2007" beginning on page 35.

(6)
Mr. Olszewski was hired by LP on September 28, 2006, in the position shown.

Grants of Plan-Based Awards for 2007

        The table below provides information regarding annual cash incentive awards under the Cash Incentive Plan and grants of restricted stock and stock-settled stock appreciation rights ("SSARs") under the Stock Award Plan to LP's executive officers during 2007.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
									All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)
												Grant Date Fair Value of Stock and Option Awards(5) ($)
											Exercise or Base Price of Option Awards(4) ($/Sh)
Name	Grant Date	Approval Date	Threshold(1) ($)	Target(1) ($)	Maximum(1) ($)	Threshold (#)	Target (#)	Maximum (#)

Richard W. Frost	2/1/2007 2/1/2007 2/1/2007		$240,000	$600,000	$1,080,000				26,270	222,730	$22.99	$1,226,329 $ 603,974

Curtis M. Stevens	2/1/2007 2/1/2007 2/1/2007		$ 98,000	$247,000	$ 443,400				11,500	97,510	$22.99	$ 536,880 $ 264,385

Richard S. Olszewski	2/1/2007 2/1/2007 2/1/2007		$ 74,800	$187,000	$ 336,600				7,810	66,200	$22.99	$ 364,491 $ 179,552

Jeffrey N. Wagner	2/1/2007 2/1/2007 2/1/2007		$ 69,200	$173,000	$ 311,400				7,230	61,330	$22.99	$ 337,677 $ 166,218

(1)
The table shows threshold, target and maximum payouts under awards made in 2007 under the Cash Incentive Plan. The threshold amount represents the amount payable assuming that the minimum threshold EPS level of ($0.18) was reached and individual performance goals were achieved at the 100% level. The target amount represents a payout based on achievement of individual performance goals at the 100% level and attainment of the target EPS level of $0.20, resulting in payment of 100% of the target award for corporate performance. The maximum amount represents a payout based on achievement of individual performance goals at the 150% level and attainment of the maximum EPS level of $0.60 for purposes of 2007 awards, resulting in payment of 200% of the target award for corporate performance. Because the minimum threshold EPS level of ($0.18) was not satisfied, there were no actual payouts for 2007 under the Cash Incentive Plan.

(2)
Reflects awards of restricted stock under the Stock Award Plan. The restricted shares will vest on February 1, 2010, provided that the individual continues to be an employee of LP. Vesting will accelerate upon a change of control of LP. Prior to vesting, participants have voting rights and receive cash dividends at the same rate as unrestricted shares of Common Stock. In the event of a stock split or stock dividend, the participant is entitled to receive additional restricted shares.

(3)
Reflects grants of SSARs which vest in three equal annual installments beginning one year after the date of grant and expire 10 years after the date of grant. Vesting will accelerate upon a change of control of LP. Upon exercise, a participant will receive shares of Common Stock with a value equal to the difference between the base price and the market price on the date of exercise multiplied by the number of SSARs exercised.

(4)
The base price is equal to the closing sale price of the Common Stock on the NYSE on the date of grant.

(5)
The amounts shown represent the grant date fair value of the restricted stock and SSAR awards calculated in accordance with SFAS 123R. Assumptions used in calculating the grant date fair value of SSARs are described in Note 14 to LP's audited financial statements included in its 2007 Form 10-K, except that assumptions regarding forfeiture are ignored.

Outstanding Equity Awards at December 31, 2007

        The table below provides information regarding stock options, SSARs, restricted stock and incentive shares held by the named executive officers at December 31, 2007.

	Option Awards							Stock Awards

Name	Number of Securities Underlying Unexercised Options(1) Exercisable (#)	Number of Securities Underlying Unexercised Options(1) Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Richard W. Frost	22,716 72,100 37,000 53,334 37,984 0	0 0 0 26,666 75,966 222,730		$ $ $ $ $ $	8.10 7.30 21.27 27.49 28.68 22.99	1/25/2002 2/1/2003 1/31/2004 2/4/2005 2/2/2006 2/1/2007	1/25/2012 2/1/2013 1/31/2014 2/4/2015 2/2/2016 2/1/2017	114,240	$1,562,803

Curtis M. Stevens	25,000 55,000 2,750 39,000 20,000 14,244 0	0 0 0 0 10,000 28,486 97,510		$ $ $ $ $ $ $	18.50 19.13 11.35 21.27 27.49 28.68 22.99	1/25/1998 2/12/1999 2/3/2001 1/31/2004 2/4/2005 2/2/2006 2/1/2007	1/25/2008 2/12/2009 2/3/2011 1/31/2014 2/4/2015 2/2/2016 2/1/2017	50,860	$695,765

Richard S. Olszewski	5,000 0	10,000 66,200		$ $	19.02 22.99	10/2/2006 2/1/2007	10/2/1016 2/1/2017	7,810	$106,841

Jeffrey N. Wagner	7,066 14,400 8,500 5,400 4,044 0	0 0 0 2,700 8,086 61,330		$ $ $ $ $ $	8.10 7.30 21.27 27.49 28.68 22.99	1/25/2002 2/1/2003 1/31/2004 2/4/2005 2/2/2006 2/1/2007	1/25/2012 2/1/2013 1/31/2014 2/4/2015 2/2/2016 2/1/2017	17,675	$241,794

(1)
Reflects grants of stock options (with grant dates in 2005 and earlier) and SSARs (with grant dates in 2006 and 2007). Options and SSARs vest in three equal annual installments beginning on the first anniversary of the grant date and have a 10-year term.

(2)
Unvested awards of restricted stock and incentive shares held by LP's executive officers at December 31, 2007 vest on the dates shown below:

	2/5/2008	1/31/2009	2/2/2009	2/1/2010

Mr. Frost	38,300	9,500	40,170	26,270

Mr. Stevens	14,300	10,000	15,060	11,500

Mr. Olszewski	—	—	—	7,810

Mr. Wagner	3,900	2,275	4,270	7,230

(3)
Based on the closing sale price of the Common Stock on the NYSE on December 31, 2007, $13.68 per share.

Option Exercises and Stock Vested During 2007

        The following table provides information regarding exercise of stock options and vesting of incentive shares with respect to LP's executive officers during 2007.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Richard W. Frost	0	—	0	—

Curtis M. Stevens	0	—	0	—

Richard S. Olszewski	0	—	0	—

Jeffrey N. Wagner	0	—	0	—

Pension Benefits for 2007

        The following table shows the present value of accumulated benefits for each of the named executive officers under LP's Supplemental Executive Retirement Plan (the "SERP") and LP's Retirement Account Plan, in each case assuming retirement by the executive at age 62. Amounts shown in the table were calculated as of an October 31, 2007 measurement date consistent with LP's financial statements and using the same long-term rate of return, discount rate, rate of compensation increase, and mortality rate assumptions used in the financial statements. See Note 13 to LP's audited financial statements included in its 2007 Form 10-K.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During 2007 ($)

Richard W. Frost	Retirement Account Plan SERP	12 12	$ 96,309 $3,170,509	N/A N/A

Curtis M. Stevens	Retirement Account Plan SERP	10 10	$ 96,951 $1,597,250	N/A N/A

Richard S. Olszewski	Retirement Account Plan SERP	1 1	$ 15,481 $ 0	N/A N/A

Jeffrey N. Wagner	Retirement Account Plan SERP	27 27	$ 92,362 $ 920,708	N/A N/A

(1)
This column includes amounts to which the named executive officers may not currently be entitled. At December 31, 2007, only Messrs. Frost and Stevens were vested in their benefits under the SERP. Also at that date, all named executive officers except Mr. Olszewski were vested in their benefits under the Retirement Account Plan.

  Supplemental Executive Retirement Plan

        The SERP is a defined benefit plan intended to provide supplemental retirement benefits to key executives designated by LP's Chief Executive Officer and a committee designated to administer the SERP. With the approval of the Compensation Committee, each of LP's current executive officers participates in the SERP. Key features of the SERP include:

  •
  Vesting.  Participants are fully vested in their SERP benefits after participating in the SERP for five years. Vesting is accelerated in the event of the participant's death or disability or a change of control of LP.

  •
  Retirement Age.  The normal retirement age under the SERP is 62.

  •
  Annual Benefits.  The annual benefit payable under the SERP to a participant who retires at the normal retirement age is equal to:

50% of the executive's final average compensation

multiplied by

a fraction equal to: years of credited service (up to a maximum of 15) / 15

        For example, if a participant had final average compensation of $500,000 with ten years of credited service, his or her annual benefit (subject to reductions for other retirement benefits as described below) would be $166,667 calculated as: $500,000 × .50 × (10/15).

  •
  Years of Credited Service.  Years of credited service under the SERP are equal to the participant's years of service credited under the Retirement Account Plan discussed below. If a participant's employment is involuntarily terminated within 36 months after a change of control of LP, he or she is credited with two additional years of service.

  •
  Final Average Compensation.  Final average compensation on an annual basis is equal to a participant's compensation during the 60 consecutive months out of the last 120 months of employment in which the participant's compensation was highest, divided by five. Compensation for this purpose includes base salary plus annual bonus paid to a participant or deferred under the Deferred Compensation Plan (described below), but excludes all other benefits. If LP terminates a participant's employment other than for cause or the participant terminates for good reason within 36 months after a change of control of LP, benefits under the SERP will be calculated based on the participant's base salary during the preceding 12 months plus the average annual cash incentive paid in the preceding three years, if higher than final average compensation.

  •
  Early Retirement Provisions.  Retirement benefits under the SERP are subject to reduction in the event of retirement before age 62. When a participant retires prior to age 55, his annual benefit as described above is reduced by a fraction equal to his actual credited years of service over the number of years of credited service the participant would have had at age 62. If a participant retires between age 55 and age 61, the amount of the reduction to his annual benefit as described above depends on whether the committee administering the plan approves the retirement. If the participant's early retirement is approved by the committee, his annual benefit is reduced by 3% for each year prior to age 62. If the committee does not approve the participant's early retirement, his benefit is reduced by 5% for each year prior to age 62 and is further reduced by a fraction equal to the participant's actual years of credited service over the years of credited service the participant would have had at age 62. Termination of a participant's employment by LP other than for cause or termination by a participant for good reason within 36 months of a change of control is treated as an early retirement with committee approval, regardless of the participant's age.

  •
  Reductions for Other Retirement Benefits.  The annual benefits payable under the SERP are reduced by an amount equal to the sum of (1) 50% of the participant's primary Social Security benefit determined at age 62 and (2) the value of employer contributions under LP's other retirement plans and the Deferred Compensation Plan.

  •
  Disability Benefit.  If a participant is unable to continue employment due to a disability, his benefit is calculated in the same manner as if he retired at age 62, and he receives credit for years of service during the disability.

  •
  Form of Payment.  The normal form of payment under the SERP is a single lump sum payment that is actuarially equivalent to a life annuity payable monthly in the amount of the monthly SERP benefit. Other forms of payment available under the SERP must also be actuarially equivalent to a life annuity payable monthly. All of the named executive officers have elected a lump sum payment. If the participant retires at age 62 or later, payments commence six months after retirement. If the participant retires prior to age 62, payments commence as of a date specified in advance by the participant but not earlier than age 62.

        Of the executive officers included in the pension benefits table above, Messrs. Frost and Stevens are currently vested in their benefits under the SERP. As of December 31, 2007, Mr. Frost was age 56 and Mr. Stevens was age 55. Accordingly, if they had retired as of that date, their benefits would have been subject to reduction as described under "Early Retirement Provisions" above.

  Retirement Account Plan.

        Executive officers and other salaried employees of LP are eligible to participate in LP's Retirement Account Plan. The Retirement Account Plan is a cash balance plan pursuant to which LP makes an annual contribution credit to an account for each participating employee. Key features of the Retirement Account Plan include:

  •
  Amount of Annual Contribution.  The annual contribution credit is equal to 5% of compensation (with certain exclusions) up to a maximum earnings limit imposed by the federal tax laws. The maximum annual contribution credit for 2008 is $11,500.

  •
  Interest.  Interest is credited daily on the cash balance in each participant's account based on the U.S. Treasury bond rate for November of the prior year.

  •
  Vesting.  Contributions under the Retirement Account Plan generally vest after three years of service (of at least 1,000 hours per year) to LP. Once vested, a participant is entitled to the amounts in his account when he leaves LP.

  •
  Form of Payment.  Payment from the Retirement Account Plan may be made as an annuity payable over the lifetime of the participant, in a lump sum, or pursuant to other arrangements.

  •
  Other.  The Retirement Account Plan does not provide for an offset for Social Security benefits.

Nonqualified Deferred Compensation for 2007

        The following table summarizes information regarding participation by the named executive officers in LP's 2004 Executive Deferred Compensation Plan (the "Deferred Compensation Plan").

Name	Executive Contributions in 2007(1) ($)	Registrant Contributions in 2007(2) ($)	Aggregate Earnings in 2007 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2007(3) ($)

Richard W. Frost	$148,505	$46,592	$17,733	$0	$456,786

Curtis M. Stevens	$ 0	$16,746	$ 3,668	$0	$142,411

Richard S. Olszewski	$ 20,178	$ 7,391	$ 1,289	$0	$ 33,217

Jeffrey N. Wagner	$ 23,109	$ 8,176	$ 7,726	$0	$113,508

(1)
Amounts shown in this column are also included in salary in the Summary Compensation Table above.

(2)
Amounts shown for Messrs. Frost, Olszewski, and Wagner include matching contributions by LP equal to 3.5% of the employee contributions and annual supplemental and make-up credits (discussed in the description of the Deferred Compensation Plan below). For Mr. Stevens, amounts shown represent annual supplemental and make-up credits.

(3)
Reflects employee contributions that were reported as salary in the Summary Compensation Table for years prior to 2007 as follows: for Mr. Frost, $84,282 in 2006; for Mr. Stevens, $38,843 in 2006; for Mr. Olszewski, $412 in 2006; and for Mr. Wagner, $13,546 in 2006, $28,798 in 2005 and $8,269 in 2004.

        All employees who are in LP's top two levels of management and participate in its Retirement Account Plan and the profit sharing component of the 401(k) Plan are automatically participants in the Deferred Compensation Plan. Key features of the Deferred Compensation Plan include:

  •
  Deferrals.  The Deferred Compensation Plan permits deferrals of up to 90% of a participant's base salary and annual bonuses.

  •
  Matching Contributions by LP.  LP makes matching contributions equal to 3.5% of a participating employee's deferral amounts.

  •
  Supplemental Credit.  LP credits each participating employee's plan account with an amount that would have been contributed under LP's Retirement Account Plan and the profit sharing component of its 401(k) Plan if limits imposed under the Internal Revenue Code did not apply.

  •
  Make-up Credit.  LP credits each participating employee's plan account with an amount that would have been contributed under LP's Retirement Account Plan and the profit sharing component of its 401(k) Plan had the participant not deferred compensation.

  •
  Vesting.  Participants are immediately vested in credits for their contributions and related earnings. Participants are vested in their rights to LP's matching contributions and related earnings after two years of service to LP and are vested in their rights to supplemental and make-up credits and related earnings in accordance with the vesting schedule of the Retirement Account Plan and profit sharing component of the 401(k) Plan. Participants will also become vested in LP's matching contributions, supplemental credits, and make-up credits upon reaching age 65 or immediately upon death, disability, or termination within 24 months following a change of control of LP.

  •
  Form of Payment.  If a participant's employment with LP is terminated for any reason, the participant is entitled to receive his vested plan account balances, either in a lump sum or in the form of an annuity over a period of up to 15 years as designated by the participant, in accordance with the terms and conditions set forth in the plan. Participants may also receive distributions prior to termination in the event of emergencies or as otherwise specified in the plan.

  •
  Earnings on Account Balances.  Amounts credited to participants' accounts are adjusted to reflect amounts of income, gain or loss as if the amounts held in such accounts had been invested in investment funds designated under the Deferred Compensation Plan and selected by the participants. The following table shows investment choices for the Deferred Compensation Plan available during 2007 and annualized returns for each investment choice for 2007:

Fund	Performance

Julius Baer International Equity	17.84%

T. Rowe Price Equity Income Fund	3.30%

T. Rowe Price Growth Stock Fund	10.37%

T. Rowe Price Mid-Cap Growth Fund	17.65%

T. Rowe Price Mid-Cap Value Fund	0.60%

PIMCO Total Return Fund	9.10%

T. Rowe Price Stable Value Fund	4.67%

Vanguard Institutional Index	5.47%

Oppenheimer Main St Sm C Y	-1.10%

Potential Payments Upon Termination or Change of Control

        LP has not entered into employment agreements with its executive officers, except in connection with a change of control of LP. Therefore, its executive officers are not generally entitled to severance benefits upon termination of employment in the absence of a change of control. A description of payments and benefits to be provided to LP's executive officers under various circumstances involving termination of employment and/or a change of control follows.

Payments and Benefits Upon Termination Prior to Change of Control

        Upon termination of an executive officer's employment for any reason prior to a change of control of LP, he is entitled to receive amounts earned while employed, as follows:

  •
  Payment of base salary through the date of termination.

  •
  Accrued vacation pay through the date of termination. Accrued vacation pay for LP's executive officers at December 31, 2007, was as follows: Mr. Frost, $76,923; Mr. Stevens, $43,216; Mr. Olszewski, $26,154; and Mr. Wagner, $30,289.

  •
  Other benefits, to the extent vested, required to be paid under the terms of any other plan, program or arrangement maintained by LP, including, without limitation, retirement benefits payable under LP's Retirement Account Plan and SERP, as described under "Pension Benefits for 2007" on pages 32-34, and benefits under the Deferred Compensation Plan, as described under "Nonqualified Deferred Compensation for 2007" on pages 35-36.

The amounts listed above are referred to as "accrued obligations."

        If an executive retires with the approval of the Chief Executive Officer at age 60 or older, prior to year end, a pro rata share of his target award under the Cash Incentive Plan will be paid based on the date of termination. If an executive dies or if his employment is terminated due to disability, he will be paid his target award under the Cash Incentive Plan. Upon termination of employment due to death or disability, all awards of restricted stock or incentive shares will become fully vested (see "Value of Unvested Shares" column on page 40), but any stock options or SSARs that were not exercisable on the date of termination will be cancelled. Vesting of equity-based awards is not accelerated upon termination for any other reason in the absence of a change of control. Vesting of certain benefits under the SERP and the Deferred Compensation Plan is accelerated upon death or disability, as described under "Pension Benefits for 2007" on pages 32-34 and under "Nonqualified Deferred Compensation for 2007" on pages 35-36.

        The aggregate payments and benefits, in addition to accrued obligations, that LP's named executive officers would receive, assuming termination upon death or disability on December 31, 2007, prior to the occurrence of a change of control, would be as follows: Mr. Frost, $2,162,803; Mr. Stevens, $942,765; Mr. Olszewski, $293,841; and Mr. Wagner, $414,794, representing the sum of the value on that date of restricted stock and incentive shares subject to accelerated vesting and the executive's target award for 2007 under the Cash Incentive Plan.

Change of Control Employment Agreements

        LP has entered into Change of Control Employment Agreements with each of its four current executive officers. The agreements provide for compensation and benefits following a change of control of LP, including severance payments and benefits in the event the executive officer's employment is terminated.

        Term.    The agreements will terminate two years after LP gives the executive written notice. If a change of control of LP occurs prior to that date, the term will be extended automatically for three additional calendar years beyond the date on which the change of control occurs. This three-year period is referred to as the "change of control period."

        Definition of Certain Terms.    Brief summaries of the definitions of certain terms used in the agreements are set forth below.

        "Change of control" means:

  •
  The acquisition by a person or group of beneficial ownership of 20% of LP's outstanding Common Stock or voting securities, with certain exceptions;

  •
  A change in the composition of the Board of Directors such that the incumbent directors cease to constitute at least a majority of the Board (including, for purposes of computing a majority, those persons nominated for election by a majority of the then incumbent directors who had been similarly nominated);

  •
  Completion of a reorganization, merger, consolidation or sale of substantially all the assets of LP, with certain exceptions; or

  •
  Approval by LP's stockholders of a complete liquidation or dissolution of LP.

        "Cause" means one of the following actions, as determined by the vote of at least 75% of the directors:

  •
  The willful and continued failure of the executive to substantially perform his or her duties after delivery of a written demand for substantial performance; or

  •
  The willful engaging by the executive in illegal conduct or gross misconduct that materially harms LP.

        "Good reason" for purposes of an executive's termination of his employment with LP means:

  •
  The executive's position, authority, duties, or responsibilities are diminished;

  •
  Any failure by LP to comply with the compensation provisions of the agreement;

  •
  Transfer of the executive to a location more than 50 miles from the present location or a substantial increase in the amount the executive is required to travel; or

  •
  Any purported termination by LP of the executive's employment otherwise than as expressly permitted by the agreement.

Payments and Benefits While Employed Following Change of Control

        During the change of control period and for so long as a covered executive remains employed by LP (or its successor), he is entitled to:

  •
  Receive an annual base salary in an amount at least equal to 12 times his highest monthly base salary paid during the 12 months immediately preceding the change of control;

  •
  Be paid an annual cash bonus in an amount at least equal to the executive's target bonus for the year in which the change of control occurs; and

  •
  Participate in all incentive savings and retirement plans, welfare benefit programs, fringe benefits and paid vacation available to other peer executives on at least as favorable terms as those in place during the 120-day period immediately preceding the change of control.

In addition, all outstanding equity-based awards held by LP's executive officers, including stock options, SSARs, restricted stock, and incentive shares, will become vested or exercisable in full upon a change of control of LP. Also, under the SERP, each executive officer will be fully vested in all benefits whether or not he otherwise has five years of participation. See "Pension Benefits for 2007" on pages 32-34. All agreements for equity awards granted prior to November 1, 2007, provide for reimbursement, on an after-tax basis, for any excise tax imposed under the Internal Revenue Code on "excess parachute payments" that is directly attributable to acceleration of vesting or exercisability, plus any related federal, state and local income taxes. For subsequent equity award grants, a similar right of reimbursement is provided under the Change of Control Employment Agreements.

        The annual base salary levels and target bonuses for LP's current executive officers during 2007 are disclosed under "Executive Compensation—Discussion and Analysis of LP's Executive Compensation Program" on pages 21-25. Information regarding benefits provided to LP's executive officers in addition to salary and cash incentive payments during 2007 appears in the Summary Compensation Table on pages 28-29. If a change of control of LP had occurred on December 31, 2007, these salary and bonus levels and benefits would represent the minimum amounts that would have been payable to LP's executive officers in each of 2008, 2009 and 2010, unless their employment was terminated during that three-year period.

        The aggregate benefits and payments, in addition to accrued obligations, that LP's named executive officers would receive assuming a change of control on December 31, 2007, without termination of employment, would be as follows: Mr. Frost, $2,162,803; Mr. Stevens, $942,765; Mr. Olszewski, $293,841; and Mr. Wagner, $414,794, representing the sum of the value on that date of restricted stock and incentive shares subject to accelerated vesting and the executive's target award for 2007 under the Cash Incentive Plan.

Payments and Benefits Upon Termination Following Change of Control

        The severance compensation and benefits payable under the Change of Control Employment Agreements upon the termination of an executive officer's employment vary depending on the reason for termination, as described below.

        Termination Without Good Reason; or by LP for Cause.    If an executive officer voluntarily terminates his employment other than for good reason, or LP terminates his employment for cause, during a change of control period, he will be entitled to payment or satisfaction by LP of all accrued obligations. He will be entitled to no other severance or benefits.

        Death or Disability.    If an executive officer dies or his employment is terminated due to disability during a change of control period, the officer or his legal representative will be entitled to payment of all accrued obligations and a pro rata amount of the officer's target bonus for the year in which the change of control occurs, based on the number of days in the year prior to death or termination. The aggregate payments and benefits, in addition to accrued obligations, that LP's named executive officers would receive, assuming death or termination due to disability on December 31, 2007, during a change of control period, would be as follows: Mr. Frost, $2,162,803; Mr. Stevens, $942,765; Mr. Olszewski, $293,841; and Mr. Wagner, $414,794, representing the sum of the value on that date of restricted stock and incentive shares subject to accelerated vesting and the executive's target award for 2007 under the Cash Incentive Plan. Assuming that the change of control and the termination due to death or disability occurred in the same year, these are the same amounts that an executive would receive upon a change of control without any termination, as described further under "Payments and Benefits While Employed Following Change of Control" above.

        Termination for Good Reason; or Other than for Cause, Death or Disability.    If, during a change of control period, an executive's employment with LP is terminated by LP (other than for cause, death or disability) or by the executive for good reason, he will be entitled to receive the following amounts in a lump-sum payment six months after termination:

  •
  His full base salary through the date of termination (at a monthly rate at least equal to the highest rate in effect during the 12 months prior to the date the change of control occurred) plus a pro rata amount of his target bonus for the fiscal year in which the change of control occurred;

  •
  An amount equal to three times the sum of (x) his annual base salary at such rate plus (y) his target bonus amount;

  •
  The difference, calculated on an actuarial present value basis, between the retirement benefits that would have accrued under the Retirement Account Plan and the SERP if his employment continued for an additional three years and the actual vested benefit, if any, under those plans (including any enhancement under the terms of the SERP triggered by the change of control) at the date of termination; and

  •
  Interest on the amounts described above from the date of termination through the payment date.

The Change of Control Employment Agreements also provide for reimbursement of fees for outplacement services and for the continuation of health, disability and life insurance benefits for three years. An executive officer is also entitled to reimbursement for any excise tax imposed on benefits that constitute excess parachute payments, plus any related federal, state and local income taxes, subject to a "cut back" provision providing for a reduction in payments under the Change of Control Employment Agreements if the amount that would be treated as excess parachute payments is not greater than 110% of the maximum amount that could be paid to the executive without imposition of any excise tax.

        Acceleration of or increases to certain benefits under the terms of the SERP and the Deferred Compensation Plan that are triggered if an executive is terminated following a change of control are described under "Pension Benefits for 2007" on pages 32-34 and "Nonqualified Deferred Compensation for 2007" on pages 35-36.

Potential Pay-Outs to Current Executive Officers

        The following table shows potential pay-outs under the Change of Control Employment Agreements and other LP benefit plans assuming that the employment of an executive officer was terminated following a change of control of LP, either by LP for reasons other than cause, death or disability, or by the executive for good reason, and that termination occurred on the last business day of 2007.

Name	Lump Sum Cash Severance Payment(1)	Increase in Present Value of Accumulated Retirement Benefits(2)	Welfare Benefits(3)	Other Benefits(4)	Value of Unvested Shares(5)	Value of Unvested Stock Options(6)	Estimated Excise Tax and Gross-Up Payments(7)	Total

Richard W. Frost	$4,800,000	$4,076,310	$55,142	$56,020	$1,562,803	$0	$4,982,686	$15,532,961

Curtis M. Stevens	$2,336,320	$1,664,992	$34,253	$56,020	$ 695,765	$0	$ 0	$ 4,787,350

Richard S. Olszewski	$1,768,000	$ 229,062	$43,610	$59,520	$ 106,841	$0	$1,206,873	$ 3,413,906

Jeffrey N. Wagner	$1,637,000	$ 867,098	$38,646	$59,520	$ 241,794	$0	$1,319,439	$ 4,163,497

(1)
Represents the executive's target bonus under the Cash Incentive Plan for 2007 plus an additional payment equal to three times the annual base salary level and target bonus.

(2)
Includes (a) enhanced benefits under the terms of the SERP based on the inclusion of two additional years of credited service and the use of final compensation (2007 base salary plus the average of annual cash incentive bonuses paid in 2005, 2006, and 2007) and (b) benefits under the Change of Control Employment Agreements equal to the difference, calculated on an actuarial present value basis, between the retirement benefits that would have accrued under the Retirement Account Plan and the SERP if the executive's employment continued for an additional three years and the actual vested benefit, if any, at the date of termination.

(3)
Represents the estimated cost of continuing health, disability and life insurance coverage and other welfare benefits to the executive and his family at the same level as in place at December 31, 2007, for a three-year period.

(4)
Includes financial and tax planning services at an estimated annual cost of $14,340 for three years, outplacement services valued at $13,000, and estate planning services to which Messrs. Olszewski and Wagner are entitled valued at $3,500.

(5)
Represents the market value on December 31, 2007, of awards of restricted stock and incentive shares that were not vested on that date. See "Outstanding Equity Awards at December 31, 2007" on page 31 for additional information.

(6)
Represents the value of in-the-money stock options that had not vested on December 31, 2007, based on the difference between the closing sale price of the Common Stock on the NYSE on that date, $13.68 per share, and the per share exercise price. See "Outstanding Equity Awards at December 31, 2007" on page 31 for additional information.

(7)
Represents the estimated amount required to be reimbursed under the Change of Control Employment Agreements for excise taxes imposed on benefits deemed to be excess parachute payments plus any related federal, state and local income taxes.

Equity Compensation Plan Information

        The following table sets forth additional information as of December 31, 2007, regarding shares of Common Stock that may be issued under LP's existing equity compensation plans and arrangements. At that date, LP did not have any plans or arrangements not submitted to stockholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants, and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by stockholders(1)	3,335,085	$22.02	5,392,701
Equity compensation plans or arrangements not approved by stockholders	0	N/A	0

Total	3,335,085		5,392,701

(1)
Equity compensation plans under which awards are currently outstanding and that were approved by LP's stockholders include the 1997 Incentive Stock Award Plan, the 1992 Non-Employee Director Stock Option Plan, and the 2000 Non-Employee Director Restricted Stock Plan (the "Restricted Stock Plan"). The number of shares shown in column (a) as shares subject to outstanding awards include 350,034 shares subject to awards of restricted shares or restricted stock units (including incentive shares) outstanding on December 31, 2007. See "Outstanding Equity Awards at December 31, 2007" on page 31 and "Directors' Compensation for 2007" on pages 42-43 for additional information regarding the vesting of outstanding incentive and restricted share awards. These shares are not included in the calculation of weighted-average exercise price in column (b) because the price at the vesting date could not be determined as of December 31, 2007. The Stock Award Plan also authorizes the grant of restricted stock awards with such terms and conditions as the Compensation Committee deems appropriate, including provisions that such awards will be forfeited upon termination of a participant's employment for specified reasons within a specified period of time or upon other conditions set forth in the award agreement. Of the shares shown in column (c), 3,297,218 shares were available for grant at December 31, 2007, as restricted shares or units under the Stock Award Plan, although such shares could also be granted as options, stock appreciation rights, or other rights to acquire Common Stock. Also, 98,435 shares were available for future awards to non-employee directors under the Restricted Stock Plan.

DIRECTOR COMPENSATION FOR 2007

        The following table summarizes compensation paid to LP's outside directors for services during 2007.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

E. Gary Cook	$184,500	$27,043	$29,975	—	—	—	$241,518

Archie W. Dunham	$81,000	$25,385	$28,958	—	—	—	$135,343

Daniel K. Frierson	$55,750	$25,488	$29,148	—	—	—	$110,386

Lizanne C. Gottung	$57,750	$6,593	$13,126	—	—	—	$77,469

Paul W. Hansen(4)	$36,333	$56,622	$29,969	—	—	—	$122,924

John C. Kerr(4)	$25,750	—	—	—	—	—	$25,750

Kurt M. Landgraf	$71,000	$15,113	$29,972	—	—	—	$116,085

Dustan E. McCoy	$60,500	$26,013	$29,145	—	—	—	$115,658

Colin D. Watson	$80,000	$28,233	$29,975	—	—	—	$138,208

(1)
Each director of LP who is not an employee of LP or any of its subsidiaries, other than the Chairman of the Board, receives an annual retainer of $35,000. The Chairman of the Audit Committee receives an additional annual retainer of $10,000, while the Chairman of the Compensation Committee receives an additional annual retainer of $7,500. The Chairman of each other Board committee receives an additional annual retainer of $5,000 except the Chairman of the Board, who receives an annual retainer of $150,000 for service on the Board and Board committees. All outside directors also receive $1,750 for each Board meeting attended and $1,500 for each committee meeting attended, including telephone conference meetings. All fees are paid on a quarterly basis.

(2)
The amounts shown reflect the compensation expense recognized for financial reporting purposes for 2007 in accordance with SFAS 123R with respect to awards of restricted stock and restricted stock units under LP's 2000 Non-Employee Director Restricted Stock Plan. The plan provides for annual grants of restricted shares of Common Stock or restricted stock units with a market value on the grant date of $30,000 (which equals the grant date fair value of such awards) to each non-employee director of LP. The restricted shares or units vest in full on the earliest to occur of five years following the grant date, upon the director's death, disability or retirement (as defined), or a change of control of LP. If the director ceases to be a director before the restrictions lapse, the restricted shares are forfeited. Prior to vesting, the director has the right to vote the restricted shares and to receive cash dividends, if any. Restricted stock units do not carry voting rights, but additional restricted stock units will be credited to each holder of units with a value equal to the amount of any cash dividends payable prior to vesting on an equal number of shares of Common Stock. At December 31, 2007, LP's outside directors held shares of restricted stock or restricted stock units as follows: Mr. Cook, 7,372 shares; Mr. Dunham, 7,131 shares; Mr. Frierson, 7,204 shares; Ms. Gottung, 2,644 shares; Mr. Landgraf, 4,133 shares; Mr. McCoy, 6,105 shares; and Mr. Watson, 1,849 shares and 5,819 units.

(3)
The amounts shown reflect the compensation expense recognized for financial statement reporting purposes for 2007 in accordance with SFAS 123R with respect to grants of nonqualified stock options under LP's 1992 Non-Employee Director Stock Option Plan. The plan provides for the automatic grant each year (with certain exceptions) of options to purchase shares of Common Stock to non-employee directors on the anniversary date of that director's most recent prior grant. Each option granted under the Plan entitles the holder to purchase that number of shares of Common Stock such that the award has an option value of $30,000 on the date of grant at an exercise price equal to 100% of the fair market value (as defined) of a share of Common Stock on the date of grant. The option value of $30,000 is equal to the grant date fair value of the options calculated in accordance with SFAS 123R. Assumptions used in calculating the grant date fair value are described in Note 14 to LP's audited financial statements included in its 2007 Form 10-K, except that assumptions regarding forfeiture are ignored. Each option becomes exercisable as to 10% of the shares covered by the option every three months following the date of grant until vested in full. Options become immediately exercisable in full upon the death of the holder or upon the occurrence of a change of control of LP. To the extent not fully vested, an option will become exercisable in full upon the director's retirement as of the first annual meeting of stockholders after the director attains age 70. Each option expires 10 years after the date of grant, subject to earlier termination if the holder ceases to be a member of the Board of Directors. At December 31, 2007, LP's outside directors held stock options as follows: Mr. Cook, 49,008 shares; Mr. Dunham, 11,981 shares; Mr. Frierson, 16,701 shares; Ms. Gottung, 7,068 shares; Mr. Landgraf, 10,017 shares; Mr. McCoy, 30,245 shares; and Mr. Watson, 18,125 shares.

(4)
Mr. Hansen resigned from the Board effective July 1, 2007. Mr. Kerr ceased to be a director immediately following the 2007 Annual Meeting.

RELATED PERSON TRANSACTIONS

        LP has adopted a policy requiring review by the Board of potential conflicts of interest, including transactions between LP and certain related persons. A written copy of the policy is available on LP's website at www.lpcorp.com by clicking on "About LP," then "Investor Relations," then "Corporate Governance."

        Under the policy, a conflict of interest means any situation in which the personal interests of an employee, officer, or director are potentially in conflict with the interests of LP. The policy applies to all transactions between LP and business entities affiliated with LP's officers and directors.

        The policy requires potential conflicts of interest involving a member of the Board or LP's Chief Executive Officer to be reviewed by the full Board. The policy requires potential conflicts of interest involving an executive officer (other than the Chief Executive Officer) to be reviewed by the full Board and the Chief Executive Officer. Upon review of the conflict of interest, the Board or Chief Executive Officer, as applicable, is required to determine whether the transaction or relationship may proceed. Both disclosure of the potential conflict by the interested party and the results of any review by the Board or Chief Executive Officer are required to be communicated in writing. Approval of any transaction or relationship may be conditioned on implementation of safeguards, controls, or limitations on the individual's involvement in the transaction or relationship. Ongoing conflicts are reviewed under the policy annually.

        In addition, the Audit Committee's charter provides that it will, on an annual basis and at such other times as may be requested by the Board, review completed and proposed transactions between LP and any current or former director or executive officer of LP (including transactions involving family members or affiliates of directors or executive officers). The purpose of the Audit Committee's review is to help the Board determine if directors are independent, identify potential conflicts of interest, and identify related person transactions required to be disclosed in LP's proxy materials under applicable SEC disclosure requirements. Each of the transactions described under "Item 1—Election of Directors" on pages 2-3 were reviewed by the Audit Committee in February 2008 and were determined not to require disclosure in this proxy statement and not to affect the independence of any of LP's outside directors.

STOCKHOLDER PROPOSALS

        Any stockholder who intends to present a proposal at the Annual Meeting of Stockholders of LP in 2009, and who wishes to have the proposal included in LP's proxy materials for that meeting, must deliver the proposal to the Corporate Secretary of LP no later than November 17, 2008. Any such proposal must meet the informational and other requirements set forth in the SEC's rules and regulations in order to be eligible for inclusion in the proxy materials for that meeting.

        LP's bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record who has delivered written notice thereof to the Chairman by the deadline specified in the bylaws. In the case of next year's annual meeting, this notice must be received by LP no later than January 31, 2009. Such notice must include the information required by the SEC's rules for stockholder proposals presented for inclusion in LP's proxy materials. The meeting chairman may, if the facts warrant, determine that any such business was not properly brought before the meeting and so declare to the meeting, in which case such business shall not be transacted.

GENERAL

        The cost of soliciting proxies will be borne by LP. In addition to the solicitation of proxies by the use of the mails, some of the officers and regular employees of LP, without extra compensation, may solicit proxies personally or by other means such as telephone, telecopier, or e-mail.

        LP will request brokers, dealers, banks, voting trustees, and their nominees who hold Common Stock of record to forward soliciting material to the beneficial owners of such stock and will reimburse such record holders for their reasonable expenses in forwarding material. LP has retained D.F. King & Co., Inc., to assist in such solicitation for an estimated fee of $12,500 plus reimbursement for certain expenses.

Annual Meeting of Stockholders
LOUISIANA-PACIFIC CORPORATION
MAY 1, 2008

The Annual Meeting of Stockholders of Louisiana-Pacific Corporation will be held at 1:00 p.m. on May 1, 2008, at The Hermitage Hotel, 231 Sixth Avenue North, Nashville, Tennessee. Public transportation to the hotel is available from the airport, and there is ample public parking in the vicinity of the hotel.

Your voted proxy card should be detached and returned as soon as possible in the enclosed postage-paid envelope.

Anton C. Kirchhof Secretary

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

LOUISIANA-PACIFIC CORPORATION
Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting May 1, 2008

The undersigned hereby constitutes and appoints Lizanne C. Gottung, Dustan E. McCoy and Colin D. Watson, and each of them, his or her true and lawful agents and proxies, each with full power of substitution, to represent and vote the common stock of Louisiana-Pacific Corporation ("LP"), which the undersigned may be entitled to vote at the Annual Meeting of LP Stockholders to be held May 1, 2008, or at any adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. By signing on the reverse, you acknowledge receipt of the 2008 Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and revoke all proxies heretofore given by you to vote at said meeting or any adjournment thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

LOUISIANA—PACIFIC CORPORATION
414 UNION STREET
SUITE 2000
NASHVILLE, TN 37219

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Louisiana-Pacific Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Louisiana-Pacific Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.

2008 Annual Meeting of
Louisiana-Pacific Corporation Stockholders

May 1, 2008, 1:00 p.m. Local Time
The Hermitage Hotel
231 Sixth Avenue North
Nashville, Tennessee 37219

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LPCOR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LOUISIANA-PACIFIC CORPORATION

		For All	Withhold All	For All Except
1.	Election of Two Class II Directors—The Board of Directors recommends a vote FOR the listed nominees. 01) E. Gary Cook 02) Kurt M. Landgraf	☐	☐	☐
To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

2.	Proposal 2—The Board of Directors recommends a vote FOR the following proposal.	For	Against	Abstain
	Ratification of the selection of Deloitte & Touche LLP as LP's independent auditor for 2008.	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR proposal 2.

If any other matters properly come before the meeting, this proxy will be voted by the proxies named herein in accordance with their best judgment.

Authorized Signatures—Sign Below—This section must be completed for your instructions to be executed.

Other Issues

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

NOTE: Please sign exactly as your name appears hereon. If signing for an estate, trust, or corporation, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT
VOTING PROCEDURE
ITEM 1—ELECTION OF DIRECTORS
ITEM 2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
OTHER BUSINESS
FINANCE AND AUDIT COMMITTEE REPORT
HOLDERS OF COMMON STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION FOR 2007
RELATED PERSON TRANSACTIONS
STOCKHOLDER PROPOSALS
GENERAL